                                                                   Exhibit 10.16


                              PURCHASE AGREEMENT
                              ------------------

                Prentiss Properties Acquisition Partners, L.P.
                            (Partnership Interests)

          THIS AGREEMENT, made as of the 12th day of June, 1996 (the "Agreement"), by and between Prentiss Properties Limited, Inc., a Delaware corporation (the "Purchaser"), each of the limited partners of Prentiss Properties Acquisition Partners, L.P., a Delaware limited partnership (the "Limited Partnership"), as set forth on Exhibit A (each, a "Seller" and,
                                        ---------
collectively, "Sellers"), and Prentiss Property Acquisition, L.P., a Delaware limited partnership ("PPA" and collectively with the Sellers, the "Partners").

                            R E C I T A T I O N S:

          A. The Partners constitute all of the present partners of and own 100% of the present partnership interests in the Limited Partnership.

          B. The Limited Partnership is the owner of certain properties described in Exhibit B attached hereto (each, a "Property" and, collectively,
             ---------
the "Properties").

          C. Purchaser intends to form PPL REIT (as defined herein) as a publicly traded real estate investment trust ("REIT"), as defined in Section 856 - 860 of the federal Internal Revenue Code of 1986, as amended, which will directly or indirectly own interests in the Properties and other office and industrial properties and developable land acquired in connection with its initial public offering and thereafter.

          D. Purchaser intends that PPL REIT will be an "umbrella partnership" REIT, or "UPREIT," and that PPL REIT or a wholly-owned subsidiary of PPL REIT will serve as the general partner of the Limited Partnership upon and after the Closing (as defined herein).

          E. For its respective share of the Purchase Price (as defined herein) and other consideration, and upon the terms and conditions hereinafter set forth, each Seller has agreed to sell all of its partnership interest in the Limited Partnership to the Purchaser, and the Purchaser has agreed to purchase the Seller's entire partnership interest in the Limited Partnership; At the same time, PPA's general partner interest in the Limited Partnership will be converted to a limited partner interest in the Limited Partnership.

          NOW, THEREFORE, in consideration of the premises and in consideration of the mutual covenants, promises and undertakings of the parties hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, it is agreed:


     1.  DEFINITIONS.  Certain of the defined terms used in this Agreement
         -----------
are defined below:

         "Affiliate" shall mean, with respect to any person, any person controlling, controlled by or under common control with, such person.

         "Appraisal" shall mean the appraisal rendered by the Appraiser in accordance with the Engagement Letter, dated April 24, 1996, between the Limited Partnership and the Appraiser, attached as Exhibit C.
                                           ---------

         "Appraiser" shall mean Landauer Associates, Inc.

         "Brokerage Commission" shall mean the amount that would be paid to a party not affiliated with Purchaser for brokerage services upon a sale of the Properties, as determined by the Appraiser as of the Appraisal Date.

         "Cash Flow" shall mean Net Operating Revenues, as defined in Article II of the Partnership Agreement.

         "Closing" shall mean the closing of the purchase and sale (or exchange) of the partnership interests of the Limited Partnership pursuant to this Agreement.

         "Closing Date" shall mean the date on which the Closing occurs.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Common Shares" shall mean the common stock or shares of PPL REIT.

         "ERISA" shall mean the Employee Retirement Income and Security Act of 1974, as amended.

         "Excess Purchaser Equity" shall mean 50% of the excess, if any, of (i) the Purchaser Equity over (ii) the Target Equity. Any Excess Purchaser Equity shall be allocated to American, Ameritech and Idaho (each as defined in Exhibit
                                                                        -------
A) 16.6666%, 41.6666% and 41.6666%, respectively.
- -

         "IPO" means the proposed initial public offering of securities in PPL REIT.

         "Net Equity Value" shall mean the

     (i)   the Properties Fair Market Value,
            plus

     (ii)   the Other Assets Value,

            plus

     (iii) any cash and short-term deposits (excluding escrowed funds controlled by third parties) of the Limited Partnership on the date of the Appraisal,

            minus

     (iv) the amount of the indebtedness of the Limited Partnership as of the date of the Appraisal, as reflected on Exhibit D,
                                                   ---------

            minus

     (v)    the Prepayment Penalty Impact,

            minus

     (vi)   the Transaction Costs,

            but in no event less than $117.5 million.

            "Offering Price" shall mean the initial price at which Common Shares are sold in the IPO.

            "Other Assets Value" shall be the net book value of all assets and liabilities on the GAAP balance sheet of the Limited Partnership (determined on an accrual basis) as of the date of the Appraisal, other than cash and short-term deposits (but including escrowed funds controlled by third parties), indebtedness (as reflected on Exhibit D) and the Properties.
                              ---------

            "PPA" means Prentiss Property Acquisition, L.P., a Delaware limited partnership which is the sole general partner of the Limited Partnership.

            "PPA Affiliate" shall mean PPA, PPA Corp., any partner of PPA, any shareholder of Purchaser or PPA Corp. and any partner or shareholder of any entity that owns or is owned, directly or indirectly, by Purchaser, PPA Corp., PPA or one or more of their respective partners or shareholders; provided, however, that none of the Sellers and none of PPL REIT, the Limited Partnership or any direct or indirect subsidiary of PPL REIT or the Limited Partnership shall be considered a PPA Affiliate.

            "PPA Corp." means Prentiss Property Acquisition, Inc., a Delaware corporation which is the sole general partner of PPA.

          "PPL REIT" means a corporation or real estate investment trust to be formed by the Purchaser to operate as a REIT under the Code to conduct the IPO, and to directly or indirectly acquire interests in the Properties, other real and personal property and related service businesses.

          "Partner's Organizational Documents" shall mean, as applicable, the current (i) partnership agreement of each Partner organized as a limited partnership, (ii) operative trust documents of each Partner organized as a common law or business trust, including but not limited to the trust agreement or indenture, or (iii) effective authorizing statute and operative governing or authorizing documents of each Partner organized as a state agency, each as amended.

          "Partnership Agreement" shall mean the Amended and Restated Agreement of Limited Partnership of the Limited Partnership, dated as of July 13, 1990, as amended by the First, Second and Third Amendments to Amended and Restated Agreement of Limited Partnership of the Limited Partnership, dated as of July 13, 1990, January 11, 1991, and May 20, 1993, respectively.

          "Prepayment Penalty Impact" shall mean eighty five percent (85%) of the total of the prepayment fees and penalties actually paid on the indebtedness secured by the Properties on the date of the Closing, if any; Exhibit D
                                                              ---------
summarizes the prepayment fees and penalties that would be payable under the terms of the agreements governing the indebtedness secured by the Properties if such indebtedness were due and paid in full on the date of the Closing.

          "Properties" shall mean the real properties and improvements thereon in which the Limited Partnership owns an interest on the date of the Appraisal.

          "Properties Fair Market Value" shall mean the value of the Properties as determined by the Appraisal.

          "Purchase Price" shall mean the sum of

     (i)  the Net Equity Value,

          plus

     (ii) the positive or negative amount equal to (a) Cash Flow attributable to the period beginning on the day after the date of the Appraisal and ending on the day before the Closing Date (determined on an accrual basis), plus (b) amounts spent or accrued for tenant improvements, leasing commissions, capital improvements and other related costs during such period, minus (c) Cash Flow distributed to the Partners during that period,

            but in no event less than $120.0 million.

          "Purchaser Equity" shall mean the value of any cash, Common Shares, interests in the Limited Partnership, or leasing, management or other service agreements directly or indirectly received or retained by Purchaser or any PPA Affiliate in consideration of the sale, contribution, or transfer of properties or management, leasing and development businesses, or interests therein or in the Limited Partnership, directly or indirectly to PPL REIT, the Limited Partnership or any direct or indirect subsidiary thereof in connection with the IPO. For this purpose, the value of any Common Shares or interests in the Limited Partnership that are redeemable for Common Shares shall be the Offering Price. The value of any leasing, management or other service agreement referred to above, if any, shall be the net present value of any expected net profit to be earned by PPL REIT or its direct or indirect subsidiaries after the Closing under such agreements. Amounts received by Affiliates that are entities and that are not wholly owned (either directly or indirectly) by Purchaser or a PPA Affiliate shall be included in Purchaser Equity only to the extent of the direct or indirect ownership interest of Purchaser and the PPA Affiliates.

          "Target Equity" shall mean the sum of (i) $72 million and (ii) any amounts invested on or after May 1, 1996, by the Purchaser or any PPA Affiliate (other than the Limited Partnership) in properties that are acquired by PPL REIT or the Limited Partnership in connection with the IPO. For this purpose, amounts invested by PPA Affiliates that are entities and that are not wholly owned (either directly or indirectly) by Purchaser or PPA Affiliates shall be included in Target Equity only to the extent of the direct or indirect ownership interest of Purchaser and the PPA Affiliates.

          "Transaction Costs" shall mean (i) .35% of the Properties Fair Market Value plus (ii) the Brokerage Commission.

     2.   ASSIGNMENT BY PURCHASER:  The Purchaser may, without the consent of
          -----------------------
the Partners, assign its rights and obligations hereunder to PPL REIT or to any PPA Affiliate (i) formed in connection with structuring and completing the IPO and (ii) controlled by Purchaser and/or one or more of its shareholders; provided that prior to the effectiveness and as a condition precedent to any such assignment, the assignee shall execute and deliver to the Partners a written instrument of assumption in the form of Exhibit E. Notwithstanding the
                                                ---------
foregoing, no assignment shall act as a release or novation of any duty, obligation, or liability of Purchaser hereunder, and Purchaser shall remain directly and primarily responsible therefor. Purchaser shall also be responsible for the performance hereunder of any permitted assigns. Any assignment or attempted assignment that does not comply with all of the terms and conditions hereof shall be null and void.

     3.    TRANSFER CONSIDERATION:  For the consideration and in accordance
           ----------------------
with and subject to the other terms and conditions herein set forth:

           3.1   Exxon: If the Closing occurs, Exxon (as defined in Exhibit A)
                 ------                                             ---------
     shall sell and assign all of its partnership interest in the Limited Partnership at the Closing to the Purchaser, and the Purchaser shall purchase and accept such interest and become a substituted limited partner with respect to such partnership interest, in exchange for cash equal to Exxon's share of the Purchase Price.

           3.2   American, Ameritech and Idaho:  If the Closing occurs,
                 -----------------------------
     American, Ameritech and Idaho shall each sell all of their respective partnership interests in the Limited Partnership at the Closing to the Purchaser, and the Purchaser shall purchase and accept such interest and become a substituted limited partner with respect to such partnership interest, in exchange for:

                 (a) a number of Common Shares equal to (i) 50% of their respective shares of the Purchase Price and any Excess Purchaser Equity divided by (ii) the Offering Price; and

                 (b) cash equal to 50% of their respective shares of the Purchase Price and any Excess Purchaser Equity.

           3.3   PPA. PPA (as defined in Exhibit A) shall exchange its interest
                 ---                     ---------
     in the Limited Partnership for new interests in the Limited Partnership which are redeemable for Common Shares with a value, based on the Offering Price, equal to PPA's share of the Purchase Price.

           3.4   Allocation of Purchase Price Among Partners.  A Partner's share
                 -------------------------------------------
     of the Purchase Price is the amount that such Partner would receive under paragraph 5.5 (c) of the Partnership Agreement if (i) all assets and liabilities of the Limited Partnership were transferred to the Purchaser for an amount equal to the Purchase Price, (ii) the provision of paragraph 5.5(c)(iv) relating to the payment of a "Disposition Fee," is deemed inapplicable and is disregarded, except to the extent such fees have been previously earned and accrued on the books of the Limited Partnership, and
     (iii) the provisions of paragraph 5.5(a), (b), (d) and (e) are deemed inapplicable and are disregarded. In allocating the Purchase Price among the Partners, no item shall be accounted for to the extent such item was included in the calculation of the Purchase Price. A model of the allocation of the Purchase Price, assuming various hypothetical Purchase Prices, is attached as Exhibit F hereto to
                                                     ---------
illustrate an example of the allocation pursuant to this Section 3.4.

     3.5   Right of Inspection: Without limiting any Partner's rights to inspect
           -------------------
and copy books and records of the Limited Partnership under Section 12.1 of the Partnership Agreement (which rights shall survive the Closing and continue in effect as to each Partner in connection with any matter arising out of or related to the period prior to Closing), each Seller and each Seller's authorized representatives shall have the right to inspect and verify the calculation of the Purchase Price and the allocation of the Purchase Price, and to receive from PPA upon request reasonably detailed recapitulations thereof.

     3.6   Estimated Purchase Price; Post-Closing Adjustments; Disputes. Not
           ------------------------------------------------------------
less than ten (10) business days prior to the Closing, PPA shall make a good faith estimate of the Purchase Price and the allocation of the Purchase Price pursuant to Section 3.4, and shall provide to each Seller and to the Purchaser a reasonably detailed written statement showing the calculations thereof. The consideration paid to the Partners at Closing shall be based upon such estimated Purchase Price, subject to any modification as to which the parties agree prior to Closing. Within thirty (30) calendar days after the Closing, PPA shall reconcile with actual receipts and expenditures any accruals included in the calculations of Other Assets Value and Cash Flow in determining the Purchase Price, shall adjust the Purchase Price accordingly and shall provide to (a) each Seller and to the Purchaser written statements showing, in reasonable detail, the calculation of such adjusted Purchase Price and the allocation of such adjusted Purchase Price pursuant to Section 3.4 and (b) each of Ameritech, American and Idaho and to the Purchaser written statements certified by Coopers & Lybrand or another "Big 6" accounting firm showing, in reasonable detail, the calculation of Excess Purchaser Equity. Purchaser and the Partners agree to settle, in cash, within ten (10) business days thereafter (or, if Purchaser or any Seller disputes PPA's calculation of the Purchase Price, within ten (10) business days after the determination of the Purchase Price by an independent auditor as provided below) any differences between the Purchase Price as estimated for purposes of the Closing and the Purchase Price as finally determined in accordance with this Section 3.6. Any payments required to be made by the Partners to settle the adjustment shall be made pro rata by each Partner in accordance with the percentage of the Purchase Price received by the Partner at Closing. All payments to settle the adjustment shall be made by the methods specified in Section 7 as applicable to the Closing. Purchaser and the Partners agree that any dispute regarding the calculation of the adjustment to the Purchase Price hereunder shall be resolved by one "big 6" firm of independent auditors selected by Sellers acting collectively. Purchaser and the Partners agree that any dispute regarding the calculation of the Excess Purchaser Equity hereunder shall be resolved by one "big 6" firm of independent auditors selected by Ameritech, American and Idaho acting collectively. If a dispute arises regarding the calculation of both the Purchase Price and the Excess Purchaser Equity, Purchaser and Sellers agree that a single "big 6" firm of independent auditors selected by Sellers acting collectively shall resolve both disputes.

     3.7  Conduct of Partnership Business. PPA (a) represents and warrants to
          -------------------------------
each Seller that, since year-end 1995, the business of the Limited Partnership has been conducted in the ordinary course consistent with past practice and (b) agrees that the business of the Limited Partnership will continue to be conducted in the ordinary course consistent with past practice until the earlier to occur of the Closing Date or the termination of this Agreement, including without limitation, distributions of Net Operating Revenues (as defined in the Partnership Agreement), (c) agrees that until the earlier to occur of the Closing Date or the termination of this Agreement, no prepayments of the indebtedness secured by the Properties shall be made without the consent of the Sellers and, (d) represents and warrants that, to its knowledge, the Limited Partnership has never incurred any unrelated business taxable income. Without limiting the foregoing, PPA agrees not to establish or maintain any reserves in excess of $500,000 through the Closing Date. This paragraph 3.7 is not intended to alter any of the provisions of the Partnership Agreement or otherwise applicable to the conduct of the Limited Partnership's business following a termination of the Agreement prior to Closing.

     3.8  Additional Cost Adjustment. If the Purchase Price exceeds $126.3
          --------------------------
million, American, Ameritech, and Idaho agree to reimburse Exxon for the fees (up to a maximum aggregate amount of $60,000) and expenses (up to a maximum aggregate amount of $15,000) incurred by Exxon to VCK Capital Advisors, Ltd. Each of American, Ameritech, and Idaho shall be responsible for a proportionate share of such reimbursement in accordance with the same respective percentages set forth in the definition of Excess Purchaser Equity. If the estimated Purchase Price determined in accordance with paragraph 3.6 above exceeds $126.3 million, the Purchaser will deduct such reimbursements (against Exxon's written statement therefor) from the respective cash amounts otherwise payable to American, Ameritech, and Idaho at Closing and shall add such reimbursements to the cash amount otherwise payable to Exxon at Closing. If (i) deductions are made in accordance with the preceding sentence but the Purchase Price as finally determined in accordance with paragraph 3.6 above does not exceed $126.3 million, Exxon shall repay such deducted amounts to American, Ameritech, and Idaho, or (ii) if the estimated Purchase Price is less than $126.3 million but the final Purchase Price exceeds such amount, American, Ameritech, and Idaho shall pay such reimbursable amounts to Exxon, in each case by deduction or additional payment, as necessary, in accordance with the procedures for post-Closing adjustments set forth in paragraph 3.6 above.

     4.    PARTNERS' REPRESENTATIONS AND WARRANTIES:  To induce the Purchaser to
           ----------------------------------------
enter into this Agreement and perform its obligations hereunder, each Partner severally, but not jointly, makes the following representations and warranties to the Purchaser; provided, however, that each Partner makes the following representations and warranties with respect to itself and its partnership interest in the Limited Partnership only, and no Partner has any duties or obligations with respect to the representations or warranties of any other Partner; and provided further, that the Partners acknowledge and agree that the Purchaser and its permitted assigns are entitled to rely and have relied upon each:

           4.1   Organization and Power:  The Partner is either (a) an ERISA,
                 ----------------------
     common law or business trust validly existing as a trust under federal law or the laws of its state of formation, (b) a state agency and has full trust power and authority to enter into and perform its obligations under this Agreement or (c) a limited partnership duly validly existing as a limited partnership under the laws of its state of formation.

           4.2   Authority and Binding Effect:  The execution and delivery of
                 -----------------------------
     this Agreement and the performance by the Partner of its obligations hereunder have been duly authorized by all necessary trust, partnership or state action. This Agreement constitutes the legal, valid and binding agreement of the Partner, enforceable against Partner in accordance with its terms, subject to (i) limitations under applicable law on rights to indemnification, (ii) the effects of any applicable bankruptcy, reorganization, moratorium or similar laws and (iii) general principles of equity and (iv) limitations imposed by the "prohibited transaction" provisions of ERISA.

     4.3   No Encumbrances; Right to Sell: (a) The Partner is the sole owner of
           -------------------------------
a partnership interest in the Limited Partnership in the percentage set forth on Exhibit A, (b) the Partner has good title to its partnership interest in the
- ---------
Limited Partnership, (c) the Partner's partnership interest in the Limited Partnership is free and clear of any liens, encumbrances, pledges and security interests whatsoever other than as created pursuant to the Partnership Agreement, (d) the Partner has not granted any other person or entity an option to purchase or a right of first refusal upon its partnership interest in the Limited Partnership and (e) except for any consents required by the Partnership Agreement and the satisfaction of the requirements contained in Article IX of the Partnership Agreement, no consent of any third party is required in order for such Partner to perform its obligations hereunder.

     4.4   No Violation: The execution and delivery of, and the performance by
           ------------
each Partner of such Partner's obligations under this Agreement do not and will not (a) contravene, or constitute a default under, any (i) provisions of the Partner's Organizational Documents or, (ii) to the knowledge of the Partner, without investigation, and subject to paragraph 6(a)(ii)(B), (x) any material law or regulation applicable to the Partner, provided that no representation or warranty is made by any Seller with respect to the limitations imposed by the "prohibited transaction" provisions of ERISA, (y) assuming compliance with the conditions and requirements relating to transfers of partnership interests in the partnership contained in the Partnership Agreement, any material agreement, note, mortgage, indenture, lease, franchise, license or other instrument to which the Partner is a party or by which it is bound, or (z) any material judgement, injunction, order or decree binding upon such the Partner or its assets or to which such Partner's partnership interest in the Limited Partnership is subject, except in each case where any such contravention or default would not have the effect of preventing the Partner from performing its obligations under this Agreement, or (b) result in the creation of any lien or other encumbrance on the Partner's partnership interest in the Limited Partnership; provided, however, that no representation or warranty is made by any Seller with respect to any law or regulation applicable to the Seller, or any agreement, note, mortgage, indenture, lease, franchise, license or other instrument, or any judgment, injunction, order or decree, which might be binding upon the Seller or its assets, in either case by reason of the Seller's status as a limited partner of the Limited Partnership.

           4.5   No Litigation. To the Partner's knowledge, without
                 -------------
     investigation, and subject to paragraph 6(a)(ii)(B), there is no action, suit or proceeding, pending or threatened in writing, against or affecting the Partner in any court or before any arbitrator or before any governmental body or agency which challenges the validity or enforceability of this Agreement.

           4.6   Binding Stock Election:  American, Ameritech and Idaho each
                 ----------------------
     acknowledge that, as of the date hereof, (a) each such Seller is irrevocably bound to accept Common Shares as part of each such Seller's transfer consideration in the proportions described in paragraph 3 hereto,
     (b) that it can fend for itself, (c) that it can bear the economic risk of its investment in Common Shares, (d) that it has such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of an investment in Common Shares and (e) that it is acquiring the Common Shares for investment and not with the present intention of participating in a distribution.

           4.7   No Broker.  Each Partner warrants and represents to the
                 ---------
     Purchaser that the Partner has not retained any real estate broker, business broker, finder or other person entitled to a commission or other compensation in connection with this transaction other than VCK Capital Advisors, Ltd., for whose costs and expenses Purchaser shall not be liable in any event in excess of any amounts paid by Purchaser prior to the date hereof; and provided further, that this representation and warranty shall exclude any (i) compensation payable by the Limited Partnership to the Appraiser and (ii) payment to PPA or any PPA Affiliate of any "Disposition Fee" (as defined in the Partnership Agreement) previously earned and accrued on the books of the Limited Partnership. Any commissions or other compensation payable to any underwriter in connection with the IPO shall be payable only by Purchaser.

     5.    PURCHASER'S REPRESENTATIONS AND WARRANTIES:  To induce the Partners
           ------------------------------------------
to enter into this Agreement and to sell or transfer their respective partnership interests in the Limited Partnership to the Purchaser, the Purchaser hereby makes the following representations and warranties, upon each of which the Purchaser acknowledges and agrees that the Partners are entitled to rely and have relied:

           5.1   Identity of Directors, Partners and Officers.   Exhibit G sets
                 --------------------------------------------    ---------
     forth all of the partners of PPA and all of the officers, directors and shareholders of Purchaser and PPA Corp.

           5.2   Organization and Power:  The Purchaser is a corporation duly
                 ----------------------
     incorporated, validly existing and in good standing under the laws of the State of Delaware, and has full corporate power and authority to enter into and perform its obligations under this Agreement.

           5.3   Authority and Binding Effect:  The execution and delivery of
                 ----------------------------
     this Agreement and the performance by the Purchaser of its obligations hereunder have been duly authorized by all necessary corporate action. This Agreement constitutes the legal, valid and binding agreement of the Purchaser, enforceable against Purchaser in accordance with its terms, subject to (i) limitations under applicable law on rights to indemnification, (ii) the effects of any applicable bankruptcy, reorganization, moratorium or similar laws and (iii) general principles of equity.

           5.4   No Violation:  The execution and delivery of the Agreement
                 ------------
     Purchaser and the performance by the Purchaser of its obligations hereunder do not and will not (a) contravene, or constitute a default under, any (i) provisions of its Articles of Incorporation or Bylaws, (ii) applicable law or regulation, (iii) agreement, note, mortgage, indenture, lease, franchise, license or other instrument to which Purchaser is a party or by which it is bound, or (iv) judgment, injunction, order, decree or other instrument binding upon the Purchaser or its assets, or (b) result in the creation of any lien or other encumbrance on any asset of the Purchaser.

           5.5   No Litigation.  To the Purchaser's knowledge, without
                 -------------
     investigation, there is no action, suit or proceeding, pending or threatened in writing, against or affecting the Purchaser in any court or before any arbitrator or before any governmental body or agency which in any manner raises any question affecting the validity or enforceability of this Agreement or any other agreement or instrument to which the Purchaser is a party or by which it is bound and that is to be used in connection with, or is contemplated by, this Agreement.

           5.6   No Broker.  Purchaser warrants and represents to each Partner
                 ---------
     that the Purchaser has not retained any real estate broker, business broker, finder or other person entitled to a commission or other compensation in connection with this transaction, excluding any (i) compensation payable by the Limited Partnership to the Appraiser and (ii) payment to PPA or any PPA Affiliate of any "Disposition Fee" (as defined in the Partnership Agreement) previously earned and accrued on the books of the Limited Partnership. Any commissions or other compensation payable to any underwriter in connection with the IPO shall be payable only by Purchaser.

           5.7   REOC Status.  Purchaser warrants and represents to each Partner
                 ------------
     that the Limited Partnership is a "real estate operating company," within the meaning of the regulations issued by the United States Department of Labor at section 2510.3-101 of part 2510 of chapter XXV, title 29 of the United States Code of Federal Regulations.

           5.8   Securities Law.  Purchaser understands that the sale of the
                 ---------------
     partnership interests in the Limited Partnership hereunder has not been registered under the Securities Act of 1933, as amended (the "1933 Act"), or any state securities laws. Purchaser will not sell, transfer or otherwise dispose of such interests, directly or indirectly, without an effective registration under the 1933 Act and such state securities laws or a valid exemption therefrom.

           5.9   HSR Act.  Purchaser represents and warrants that as a result of
                 -------
     the transactions to be consummated by Purchaser, Sellers are not required to file notice pursuant to the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended, with respect to the sale and purchase of the partnership interests pursuant to this Agreement.

           5.10  No Capital Gains Dividends Contemplated.  Purchaser does not
                 ---------------------------------------
     currently contemplate PPL REIT making within one year after the Closing any capital gain dividends, within the meaning of Section 857(b)(3)(C) of the Code.

     6.    CONDITIONS PRECEDENT:
           --------------------

     (a)   Purchaser's Conditions.  The Purchaser's obligations hereunder,
           ----------------------
including the Purchaser's obligation to close the transaction contemplated hereby and to pay or transfer consideration to the Sellers, are subject to the satisfaction of the following conditions precedent and the compliance by the Sellers, with the following covenants:

           (i) Assignments:  Simultaneously with the Purchaser's delivery to
               -----------
     each Seller of the purchase consideration to which each Seller is entitled under paragraph 3 hereof, each Seller shall have delivered to or for the benefit of the Purchaser, on or before the Closing, an Assignment pursuant to the provisions of paragraph 7 hereof, fully executed by such Seller.

(ii) Representations and Warranties True and Correct:
     -----------------------------------------------

     (A) Each Seller shall deliver to Purchaser at Closing a certificate signed by an authorized party stating that its representations and warranties made in this Agreement are true and correct in all material respects as of the date of the Closing (with such modifications of the representations made in paragraphs 4.4(a)(ii) and 4.5 as may be necessary as provided in subparagraph
(B) below) as if then made.

     (B) Seller shall, in the certificate delivered in accordance with subparagraph (a) or in another writing delivered to Purchaser before Closing, modify the representations and warranties given by it in paragraphs 4.4(a)(ii) and 4.5 on the date hereof if, after execution of this Agreement and before Closing, the Seller gains knowledge of any matter that causes such representations and warranties made on the date hereof, or as of the date of such subsequent certification, to be untrue in any material respect. Prior to the Closing, Seller shall confirm or modify the representations and warranties in paragraphs 4.4(a)(ii) and 4.5 in a writing delivered to Purchaser within five business days after Purchaser's request therefor; provided, that Purchaser may make only one such request. If modified, the representations and warranties made by Seller in paragraphs 4.4(a)(ii) and 4.5 as so modified by the certificate or writing shall be deemed to have been made on the date hereof and shall supersede, replace and cancel the previous forms of such representations and warranties given by it for all purposes hereof, including but not limited to paragraph 9(a). The Seller shall use its best efforts to promptly provide the Purchaser with material information on the nature of any modifications, in sufficient detail to permit Purchaser to evaluate the effects, if any, of the facts underlying such modifications on (i) the Seller's interest in the Limited Partnership and (ii) the transactions contemplated by this Agreement.

     (C) Notwithstanding any provision to the contrary contained herein, Seller shall not have any liability whatsoever and shall not be deemed to be in breach of this Agreement, and Purchaser shall not have any remedy at law or in equity or any right to damages, indemnification or any other entitlement to reimbursement of any kind with respect thereto, as a result of any of Seller's representations and warranties contained in paragraphs 4.4(a)(ii) or 4.5 being or becoming untrue subsequent to the date of this Agreement if such representations and warranties, as modified in writing to Purchaser at or prior to Closing, would be true and correct in all material respects according to their terms. However, if Purchaser determines in good faith that, as a result of matters disclosed in any such modification, it would be impractical or inadvisable for Purchaser to proceed with the transactions contemplated by this Agreement, Purchaser shall have the sole and exclusive right and remedy not to consummate the transactions contemplated herein due to the failure of a condition precedent to be satisfied, but Purchaser shall have no other rights or remedies of any kind. The parties recognize, however, that Purchaser may, in its sole discretion, waive the satisfaction of any such condition precedent, but shall have no obligation to do so.

           (iii) Acquisition of all Partnership Interests:  At Closing, the
                 ----------------------------------------
     Purchaser shall have acquired from the Sellers all of their limited partnership interests in the Limited Partnership, it being agreed that if the Purchaser cannot acquire all of such partnership interests in the Limited Partnership at Closing, the Purchaser shall have the absolute right, if it so elects, to decline to close the transactions contemplated by this Agreement.

           (iv)  Public Offering:  The closing of the IPO shall have occurred.
                 ---------------

           (v)   FIRPTA.  Each Seller shall deliver to the Purchaser a duly
                 ------
     executed certification setting forth the Seller's address and Federal tax identification number and certifying that the Seller is not a "foreign person" for purposes of the provisions of Section 1445 (as may be amended) of the Code.

     (b)   Sellers' Conditions.  The respective obligations of the Sellers
           -------------------
hereunder, including each Seller's obligation to sell and assign its partnership interest in the Limited Partnership as contemplated hereby, are subject to the satisfaction of the following conditions precedent and the compliance by the Purchaser and its assigns, if any, with the following covenants (except that only the conditions set forth in Section 6(b)(i)-(v) shall apply to Exxon):

           (i)   Delivery of Purchase Price Estimate:  Not less than ten (10)
                 -----------------------------------
     business days prior to Closing, each Seller shall have received a written estimate of the Purchase Price as provided in paragraph 3.6.

     (ii)  Receipt of Purchase Consideration: Simultaneously with each Seller's
           ---------------------------------
delivery to the Purchaser of an Assignment pursuant to the provisions of paragraph 7 hereof, each Seller shall have received the purchase consideration to which each Seller is entitled under paragraph 3 hereof.

     (iii) Representations and Warranties True and Correct: Purchaser and its
           -----------------------------------------------
assigns, if any, shall deliver to each Seller at Closing a certificate signed by an authorized party stating that their representations and warranties made in this Agreement are true and correct as of the date of the Closing as if then made and that the Purchaser and its assigns, if any, have performed all of its covenants and other obligations under this Agreement. In addition, Purchaser and each of its permitted assigns shall represent and warrant to each Seller that none of them is a "party in interest" to any Seller within the meaning of
Section 3(14) of ERISA (or that, to the extent that Purchaser is a "party in interest," an exemption from the "prohibited transaction" rules of ERISA is available).

     (iv)  Receipt of Legal Opinion:  Each Seller shall have been furnished
           ------------------------
with a legal opinion of Hunton & Williams, counsel for the Purchaser and its assigns, if any, or such other counsel approved by Sellers in writing, in the form attached hereto as Exhibit H; In addition, each Seller shall have been
                        ---------
furnished with a legal opinion of Hunton & Williams, or such other counsel approved by Sellers in writing, that (a) it will recognize no income or gain upon its sale and assignment of its partnership interest in the Limited Partnership that would constitute unrelated business taxable income ("UBTI") (within the meaning of Section 512 of the Code) and (b) the transactions contemplated hereby will not result in any income or gain to the Limited Partnership that would constitute UBTI that would be allocable to any of the partners of the Limited Partnership.

     (v)   Public Offering:  The closing of the IPO shall have occurred.
           ---------------

     (vi)  PPL REIT Management. PPL REIT's senior management, as reflected in
           --------------------
the prospectus distributed in connection with the IPO, shall include substantially all of the senior managers of the Purchaser currently rendering substantial senior management services to the Limited Partnership, including William Reister.

     (vii) Reliance on corporate, securities and tax opinions: Ameritech,
           --------------------------------------------------
American and Idaho shall each receive letters entitling them to rely on the opinions of Hunton & Williams to PPL REIT (or its Board) with respect to general corporate (or trust, if PPL REIT is organized as a trust), securities and tax matters included as exhibits to the registration statement filed by PPL REIT with the Securities and Exchange Commission in connection with the IPO. The opinions shall be in form and substance customary in initial public offerings of similar securities by a REIT involving an UPREIT structure and holding properties and organized and operating in substantially the same manner as PPL REIT. Such opinions shall specifically cover the due formation and valid existence of PPL REIT, the due authorization and issuance of the Common Shares issued to the Sellers pursuant to this Agreement, and the execution, authorization and delivery by, and the enforceability against, PPL REIT, of this Agreement, the Registration Rights Agreement and any other agreements in favor of the Sellers executed pursuant to this Agreement. Ameritech, American and Idaho shall also receive from Hunton & Williams substantially the same opinions that Hunton & Williams renders to the underwriters of the IPO under the related underwriting agreement, other than opinions covering (i) matters not affecting them or (ii) agreements or instruments to which they are not parties.

     (viii)  Ownership Limitation. The Articles of Incorporation or Declaration
             --------------------
of Trust, as applicable, of PPL REIT shall include customary ownership limitation provisions designed to prevent ownership by any person of more than 9.9% of any class of stock of PPL REIT, with such exceptions as are necessary to permit greater ownership by Purchaser and its Affiliates.

     (ix)  IPO Proceeds.  The gross proceeds raised in the IPO shall be at least
           ------------
$200 million.

     (x)   One Class of Securities.  Upon the closing of the  IPO, PPL REIT
           -----------------------
shall have issued only Common Shares of a single series, and no other class of stock or other securities or rights to obtain or acquire other securities shall have been issued or shall be outstanding, except for options to purchase Common Shares granted to officers or trustees/directors of PPL REIT which are outstanding upon the closing of the IPO, as disclosed in the prospectus used in connection with the IPO.

     (xi)  QIU.  A "qualified independent underwriter," as defined in Schedule E
           ---
of the Bylaws of the National Association of Securities Dealers, Inc. (or any successor rule or provision), shall have delivered to PPL REIT a letter in customary form with respect to the Offering Price.

     (xii) Registration Rights Agreement.  PPL REIT shall have executed and
           -----------------------------
delivered to each of Ameritech, American and Idaho a registration rights agreement in substantially the form attached as Exhibit J.
                                                ---------

     (c)   Waiver.  (i) Purchaser may waive all or part of any or all of the
           ------
conditions set forth in Section 6(a), (ii) Exxon, for itself, may waive all or part of any or all of the conditions set forth in Section 6(b)(i)-(v) and (iii) each of Ameritech, American and Idaho, for itself, may waive all or part of any or all of the conditions set forth in Section 6(b)(i)-(xii), in each case in the sole discretion of the waiving party and only by a writing signed by the waiving party and delivered by the waiving party to each other party hereto.

           7.    CLOSING:  Closing shall occur, if at all, upon the closing of
                 --------
the IPO, which shall be no later than December 31, 1996, unless said date has been extended by written agreement executed by the Purchaser and each of the Partners. If the Closing has not occurred by the date provided in the foregoing sentence, this Agreement shall automatically terminate and be of no further force or effect, other than paragraph 13 which shall survive the termination. At the Closing, each Seller shall deliver to Purchaser an assignment of such Seller's entire partnership interest in the Limited Partnership, in the form attached hereto as Exhibit I, fully executed and acknowledged (individually, the
                   ---------
"Assignment" and collectively, the "Assignments"). Notwithstanding anything to the contrary in the Partnership Agreement, the Assignments shall be effective on the Closing Date. The Closing will occur at the offices of the Purchaser, or such other place as the Purchaser and the Sellers may mutually agree. At the Closing, the Purchaser will (a) deliver the cash portion of the Purchase Price and Excess Purchaser Equity to the Sellers by wire transfer of immediately available funds (to the respective accounts specified by each Seller at least five days prior to Closing) pursuant to the provisions of paragraphs 3.1 and 3.2(b), (b) deliver the balance of the Purchase Price and Excess Purchaser Equity in the form of certificates representing Common Shares pursuant to the provisions of paragraph 3.2(a) to American, Ameritech and Idaho or, upon written instructions to the Purchaser, their custodian designee(s) and (c) deliver to PPA such documentation as is necessary to evidence its ownership of the interests in the Limited Partnership to which it is entitled hereunder, and comply with any reasonable requests to further or better evidence PPA's ownership.

     8.    LIABILITY OF PURCHASER; ASSUMPTION OF OBLIGATIONS; INDEMNIFICATION
           ------------------------------------------------------------------
OF SELLERS: (a) At Closing, Purchaser will accept the assignment of the
- ----------
Sellers'interests in the Limited Partnership and assume all of Sellers' duties under the Partnership Agreement accruing from and after Closing. Purchaser agrees to indemnify and hold the Sellers harmless from and against any and all claims, demands, debts, liabilities, expenses and causes of action, including reasonable attorney's fees, which relate to liabilities or obligations of Purchaser arising from

Purchaser's ownership of the interests and which arise as a result of events that occur from and after Closing.

     (b) If the Closing occurs, Purchaser shall indemnify and save and hold harmless Sellers from and against any loss, cost, claim, expense (including, without limitation, reasonable attorneys' fees and expenses) and liability whatsoever on or with respect to or in connection with all contracts, agreements, leases, obligations, duties, and liabilities of the Limited Partnership (the "Indemnified Obligations") and any claim asserted against any of Sellers by a person or persons with respect thereto at any time or times. It is expressly stipulated and agreed that the Indemnified Obligations as to which Purchaser shall indemnify Sellers (A) include, without limitation, any claims of liabilities of any of Sellers based on actual or alleged NEGLIGENCE of any of Sellers or the Limited Partnership or based on actual or alleged STRICT LIABILITY of any of Sellers or the Limited Partnership and (B) exclude the obligation of Sellers under this Agreement.

     (c) Each Seller shall promptly notify Purchaser of any claim or action of a third party against such Seller with respect to an Indemnified Obligation for which such Seller may seek indemnification. Upon receipt of such notice, Purchaser shall have the right, at its expense, to participate in and assume the defense of such claim or action. If Purchaser does assume the defense of such claim or action, such Seller shall cooperate fully with Purchaser in the defense of such claim or action, and such Seller may at its election continue to participate in the defense and may retain its own counsel at such Seller's expense. No Seller shall settle or compromise any claim or action against it for which an indemnity claim is made or is expected to be made under this section without the consent of Purchaser, which consent shall not unreasonably be delayed or withheld.

     (d) It is expressly stipulated and understood that if Purchaser or PPA causes the Limited Partnership to admit partners, to borrow funds or to sell or participate in the sale of securities of any nature incident to the Closing for any purpose whatsoever (including, without limitation, the IPO), none of Sellers shall be required to or shall incur any liability or responsibility whatsoever (either in an individual capacity or in any capacity as a partner) in connection with the admission of such partners, repayment of any such loan indebtedness or in connection with such borrowing transaction or sale of securities in the IPO or otherwise, or with respect to any covenant, agreement, representation, warranty, or undertaking of the Limited Partnership, PPA or Purchaser, in connection with such admission, borrowing transaction or sale of securities, nor shall any of Sellers (either in an individual capacity or in any capacity as a partner of the Limited Partnership) provide or make or be responsible in any respect for any information provided to, or any warranty or representation whatsoever made to or for the benefit of, any lender, underwriter, or any other person in connection with any such admission, loan or sale of securities or to induce any person to be admitted to the Limited Partnership or to make or advance any such loan or purchase any such securities (including, without limitation, pursuant to the IPO) or assist PPA, the Limited Partnership or Purchaser in admitting such partners, obtaining any such loan or issuing or selling any such securities. If any such admission to the Limited Partnership, loan transaction or sale of securities in connection with the IPO or otherwise shall be effected by Purchaser or the Limited Partnership, Purchaser and PPA shall indemnify and save and hold harmless Sellers from and against any loss, cost, claim, expense (including, without limitation, reasonable attorneys' fees and expenses) and liability whatsoever. Effective upon the Closing, PPA hereby releases each of the Sellers from any further obligations, liabilities, or duties under the Partnership Agreement or any contract or agreement of the Limited Partnership.

     (e) Each of the Limited Partnership and PPA hereby releases each of the Sellers from any further obligations, liabilities or duties to the Limited Partnership or any Partner from and after the Closing under the Partnership Agreement, applicable law or any contract or agreement of the Limited Partnership.

     (f) From and after the Closing, each of the Sellers hereby releases each of the other Sellers from any further obligations, liabilities or duties to the Limited Partnership or, in connection with the Limited Partnership, to any Seller, arising under the Partnership Agreement or the Act (as defined in the Partnership Agreement). Effective as of the Closing, each Seller acknowledges that, to its knowledge, it has no claim or cause of action against any other Seller in connection with the Limited Partnership that has not been disclosed in writing to such other Seller prior to Closing. This paragraph 8(f) shall not release any Seller from any obligation such Seller may have to pay or refund amounts to another Seller under paragraphs 3.6 or 3.8 of this Agreement.

     9.    WAIVER; INDEMNIFICATION; SURVIVAL:
           ---------------------------------

           (a) Each representation and warranty of a Partner herein shall survive the Closing of the transaction contemplated hereby, without regard to any investigation conducted by or on behalf of the Purchaser. Each Partner, severally and not jointly, does hereby indemnify and hold Purchaser harmless from and against any out-of-pocket costs and expenses (including reasonable attorneys' fees and costs) that may at any time be incurred by the Purchaser, whether before or after Closing, as a result of any breach by such Partner of any of such Partner's representations, warranties, covenants or obligations set forth herein. Notwithstanding any other provision to the contrary contained in this Agreement or in any agreement contemplated by this Agreement, the Partners shall not have any obligation to make any such indemnification payments which, in the aggregate, exceed the lesser of (i) Purchaser's out-of pocket costs and expenses (including reasonable attorneys' fees and costs) and (iii) $3 million. Notwithstanding the foregoing, unless the Purchaser shall have filed suit against a Seller alleging a breach or alleged breach of said Seller's warranties, representations, covenants or obligations and seeking indemnification pursuant to the preceding sentence within eighteen (18) months following the Closing, all such warranties, representations, covenants and obligations shall be terminated and of no further force and effect, and the Purchaser will have no right thereafter to make, file or prosecute any claims against such Seller arising out of the breach or alleged breach thereof.

           (b) Each representation and warranty of the Purchaser herein shall survive the Closing of the transaction contemplated hereby, without regard to any investigation conducted by or on behalf of the Partners. The Purchaser does hereby indemnify and hold the Partners harmless from and against any claims, costs, penalties, damages, losses, liabilities and expenses (including reasonable attorneys' fees and costs) that may at any time be incurred by the Partners, whether before or after Closing, as a result of any breach by Purchaser of any of Purchaser's representations, warranties, covenants or obligations set forth herein or in any other document delivered by such Partner pursuant hereto.

     10.   DEFAULT:
           -------

           In the event that any Seller shall default in its obligation to deliver its limited partnership interest in the Limited Partnership to Purchaser in accordance with the terms of this Agreement (a "Defaulting Seller"), the Purchaser shall, in addition to a claim for indemnification against such Defaulting Seller pursuant to Section 9 of this Agreement, have the right to bring an action for specific performance, it being acknowledged that each partnership interest in the Limited Partnership which is the subject matter of this Agreement, is unique in nature and that an action for damages may not provide an adequate remedy to the Purchaser in the event of such default.

           In the event of default by the Purchaser, the Partners shall have such remedies as against the Purchaser as shall be available at law or in equity.

           In the event of any litigation or dispute between the parties arising out of or in any way connected with this Agreement, resulting in any litigation, then the prevailing party in such litigation shall be entitled to recover its costs of prosecuting and/or defending such action, including, without limitation, reasonable attorneys' fees and costs at trial and all appellate levels. The provisions of this paragraph shall survive the Closing of the transaction contemplated hereby.

     11.   TRANSFER RESTRICTIONS:  American, Ameritech and Idaho each
           ---------------------
acknowledges and agrees that (i) the Common Shares have not been, and will not be when received by them, registered under the Securities Act of 1933, as amended (the "Act"), and may not be sold or transferred by them except pursuant to a registration statement effective under the Act or an applicable exemption from the Act, (ii) it is acquiring Common Shares for investment and not with a view toward distribution and, (ii) without the consent of the managing underwriter of the IPO, for a period of one year after the Closing Date, it will not offer, sell, contract to sell or otherwise transfer or dispose of any Common Shares that it receives hereunder.

     12.   SELLER CONSENTS:  If the Closing occurs, each Partner consents to the
           ---------------
transfer or, in the case of PPA, conversion, by each of the other Partners of its partnership interest in the Limited Partnership at Closing and agrees that all of the conditions and requirements under the Partnership Agreement with respect to the transfer or, in the case of PPA, conversion of each Partner's partnership interest in the Limited Partnership as contemplated by this Agreement have been satisfied. American, Ameritech and Idaho each consents to the inclusion in the prospectus and press releases prepared in connection with the IPO of (i) its name, (ii) descriptions of (A) its interest in the Limited Partnership prior to the Closing, (B) its Common Share ownership after the IPO and (C) this Agreement and documents and agreements ancillary to, or prepared or executed in connection with, this Agreement, and (iii) related matters; provided, however, that such references shall be provided to the parties for
- --------  -------
their review and comment not less than ten (10) days before first public use and their comments thereon shall be considered in good faith by Purchaser and PPL REIT; provided, however, that no Seller shall have any liability or obligation whatsoever with respect to any such prospectus or press release or any information therein. Neither Exxon's name nor any derivative thereof shall be disclosed, referred to or otherwise used in any prospectuses, press releases or other agreements or material prepared in connection with the IPO except with Exxon's prior written consent, which may be withheld in Exxon's sole discretion.

     13.   FAILED DEAL COSTS:  Notwithstanding any provision to the contrary
           -----------------
contained herein or in the Partnership Agreement, in the event that the Purchaser shall not consummate its purchase of the partnership interests of the Sellers as provided for herein for any reason other than a default by a Seller, the Limited Partnership shall reimburse each non-defaulting Seller's out-of-pocket fees and expenses incurred in connection with this Agreement, including fees and expenses of attorneys and real estate advisors, promptly upon presentation by such Seller of documentation of its fees and expenses, provided that the Limited Partnership shall not have any obligation to reimburse any Seller for its fees and expenses in an amount in excess of $100,000.

     14.   BOARD SEAT:
           ----------

     (a) Ameritech, American and Idaho acting as a group shall have the right, exercisable at any time between the date hereof and the first anniversary of the IPO by giving written notice to PPL REIT, to nominate one person who is acceptable to Ameritech, American and Idaho acting as a group, on the one hand, and Purchaser (or its permitted assign), on the other hand (the "Nominee"), as a member of the board of directors (or trustees, if PPL REIT is organized as a trust) of PPL REIT.

     (b) Within, (i) 30 days after receipt of such notice, if the IPO has not closed prior to receipt of the notice, Purchaser (or its permitted assign) shall cause its shareholders to elect the Nominee to the board of PPL REIT and, (ii) 60 days after receipt of such notice, if the IPO has closed before receipt of the notice, Purchaser (or its permitted assign) shall (A) prepare and file with the Securities and Exchange Commission ("SEC") a notice of a special meeting of the PPL REIT shareholders to be held within six weeks of the mailing of the notice to the PPL shareholders, to which notice a proxy statement shall be attached in which the Nominee is presented for election to the board with customary language of support from management, (B) mail such proxy statement to the PPL shareholders by means customary for proxy statement mailings and (C) if a quorum is not present on the scheduled meeting date, continue such meeting in the manner provided by applicable law until a quorum is present.

     (d) If the Nominee is nominated before the IPO has closed, the Nominee shall agree to promptly cooperate with management in preparing the registration statement required in connection with the IPO and any amendments thereto, including providing all information required to be included therein by applicable law and signing the registration statement or a consent to the use of the Nominee's name therein which shall be filed as an exhibit thereto, and otherwise cooperating in the manner required of all members of the board in connection with the IPO. If the Nominee is nominated after the IPO has closed, the Nominee shall promptly cooperate with management in preparing the special meeting notice and proxy statement, including providing all information required to be included therein by applicable law.

     (e) The right to nominate the Nominee shall not be exercisable in the six week period prior to the projected closing date of the IPO as set forth in a writing delivered to American, Ameritech and Idaho no earlier than two weeks prior to the start of such six week period, or in the two month period after the closing of the IPO.

     (f) The Nominee shall serve a term commencing on the date of the Nominee's election and expiring not earlier than the first anniversary of the Nominee's election.

     15.   MISCELLANEOUS:
           -------------

           15.1  Completeness; Modification; Waiver.  This Agreement constitutes
                 ----------------------------------
     the entire agreement between the parties hereto with respect to the transactions contemplated hereby and supersedes all prior discussions, understandings, agreements and negotiations between the parties hereto. This Agreement may be modified only by a written instrument duly executed by the parties hereto. No term or condition of this Agreement shall be deemed waived in whole or in part, except by an instrument in writing signed by an authorized representative of each party which references specifically the term or condition to be waived and which states explicitly that the term or condition is waived. No waiver of any term or condition hereof by any party hereto shall be deemed or construed to be (a) a waiver by such party of any other term or condition hereof or (b) a waiver of such term or condition for any party, any period or any purpose other than as expressly set forth in the written instrument.

           15.2  No Assignments.  The Partners and, except as described in
                 --------------
     paragraph 2 above, the Purchaser, may not assign this Agreement or their rights hereunder. Any assignment or attempted assignment that does not comply with all of the terms and conditions hereof shall be null and void.

           15.3  Successors and Assigns.  This Agreement shall bind and inure to
                 ----------------------
     the benefit of the parties hereto and their respective permitted successors and assigns.

           15.4  Days.  If any action is required to be performed, or if any
                 ----
     notice, consent or other communication is given, on a day that is a Saturday or Sunday or a legal holiday in the jurisdiction in which the action is required to be performed or in which is located the intended recipient of such notice, consent or other communication, such performance shall be deemed to be required, and such notice, consent or other communication shall be deemed to be given, on the first business day following such Saturday, Sunday or legal holiday. Unless otherwise specified herein, all references herein to a "day" or "days" shall refer to calendar days and not business days.

           15.5  Governing Law; Venue.  This Agreement and all documents
                 --------------------
     referred to herein shall be governed by and construed and interpreted in accordance with the laws of the State of Delaware. Any and all disputes, unless all of the parties to the dispute otherwise agree, shall be brought and maintained within that state, and the parties hereby waive any right to bring an action in any other jurisdiction. If any judicial authority holds or declares that the law of another jurisdiction is applicable, this Agreement shall remain enforceable under the laws of that jurisdiction.

           15.6  Counterparts.  To facilitate execution, this Agreement may be
                 ------------
     executed in as many counterparts as may be required. It shall not be necessary that the signature on behalf of all parties hereto appear on each counterpart hereof. All counterparts hereof shall collectively constitute a single agreement.

           15.7  Severability.  If any term, covenant or condition of this
                 ------------
     Agreement, or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such term, covenant or condition to other persons or circumstances, shall not be affected thereby, and each term, covenant or condition of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

          15.8   Costs.  Regardless of whether Closing occurs hereunder, and
                 -----
     except as otherwise expressly provided in paragraphs 3.8, 8, 9 or 13 or elsewhere herein, each party hereto shall be responsible for its own costs in connection with this Agreement and the transactions contemplated hereby, including without limitation fees of attorneys and accountants, except that the fees and expenses of the Appraiser shall be born by the Limited Partnership as provided in the Engagement Letter. The Limited Partnership shall not bear any costs of the IPO or the proposed formation of PPL REIT.

           15.9  Notices.  All notices, requests, demands and other
                 -------
     communications hereunder shall be in writing and shall be delivered by hand, transmitted by facsimile transmission, sent prepaid by Federal Express (or a comparable overnight delivery service) or sent by the United States mail, certified, postage prepaid, return receipt requested, at the addresses and with such copies as designated below. Any notice, request, demand or other communication delivered sent in the manner aforesaid shall be deemed given or made (as the case may be) when actually delivered to the intended recipient.

                 If to Exxon, Ameritech, American, or Idaho:

                 to their respective addresses set forth
                 on Exhibit A
                 ------------

                   With a copy to, if to Ameritech:

                   Winston & Strawn
                   35 West Wacker Drive
                   Chicago, Illinois 60601-9705
                   Andrew J. McDonough, Esq.

                 and

                   With a copy to, if to Idaho

                   Foster Pepper & Shefelmen
                   1111 Third Avenue
                   34th Floor
                   Seattle, Washington 98101
                   Attn:  Douglas S. Palmer, Jr., Esq.

                 If to PPA or Purchaser:

                   Prentiss Properties Limited, Inc.
                   1717 Main Street, Suite 5000
                   Dallas, Texas 75201
                   Attn: Mr. Thomas F. August

                     With a copy to:

                     Hunton & Williams
                     951 E. Byrd Street
                     Riverfront Plaza, East Tower
                     Richmond, Virginia 23220
                     Attn:  Mark Murphy, Esq.

     or to such other address as the intended recipient may have specified in a notice to the other party. Any party hereto may change its address or designate different or other persons or entities to receive copies by notifying the other party in a manner described in this paragraph.

           15.10       Incorporation by Reference.  All of the exhibits attached
                       --------------------------
     hereto are by this reference incorporated herein and made a part hereof.

     15.11     Survival.  Subject to paragraph 9 hereof, all of the
               --------
representations, warranties, covenants and agreements of the Partners and the Purchaser (and any assigns of the Purchaser) made in, or pursuant to, this Agreement shall survive Closing and shall not merge into the Assignment or any other document or instrument executed and delivered in connection herewith, including without limitation the indemnification of the Partners by Purchaser contemplated by paragraphs 8 and 9 above.

     15.12     Further Assurances.  (a)  Each Seller agrees to comply with
               ------------------
reasonable information requests by the Purchaser and its representatives after the date hereof which are reasonably designed to elicit whether and to what extent Purchaser is a "party in interest" to any Seller within the meaning of
Section 3(14) of the ERISA. Such requests will include requesting from each Seller a representation and warranty, upon which Purchaser may rely in making the representation and warranty referred to in the second sentence of Section 6(b)(iii), with respect to whether and to what extent such Seller owns direct or indirect ownership interests in the entities set forth on a list to be submitted to the Sellers within 14 days of the date hereof and specifically identified as being submitted for such purpose. Each Seller agrees to respond to such submission in writing to Purchaser within thirty (30) business days of receipt of the submission.

     (b) Each Partner and the Purchaser each covenant and agree further to sign, execute and deliver, or cause to be signed, executed and delivered, and to do or make, or cause to be done or made, upon the written request of the other party, any and all customary agreements, instruments, papers, deeds, acts or things, supplemental, confirmatory or otherwise, as may be customary in transactions of the type contemplated by this Agreement and in respect of the organization and operation of an UPREIT partnership and reasonably required by either party hereto for the purpose of or in connection with (i) consummating the sale of the partnership interests in the Limited Partnership, (ii) with respect to American, Ameritech and Idaho, the issuance of Common Shares hereunder and (ii) reflecting after the Closing that the Sellers are no longer partners of the Limited Partnership.

     15.13     No Partnership or Third Party Beneficiary.  This Agreement does
               -----------------------------------------
not and shall not be construed to create a partnership, joint venture or any other relationship between the parties hereto except the relationship of the Partners and Purchaser specifically established hereby; provided, however, that nothing herein shall be construed as changing the relationship of the Partners as partners of the

     Limited Partnership. No person or party is intended to be or shall be construed to be a third party beneficiary of this agreement or any provision hereof.

           15.14     Time of Essence.  Time is of the essence with respect to
                     ---------------
     every provision hereof.

           15.15     Headings.   Headings are included herein for convenience of
                     --------
     reference only, and shall in no way be construed to define, alter, or modify any of the provisions hereof.

     IN WITNESS WHEREOF, each Partner and the Purchaser have executed this Agreement as of the date set forth above.


                           PURCHASER:
                           ---------

                           PRENTISS PROPERTIES LIMITED, INC.,
                           a Delaware corporation

                           By:   /s/ Thomas F. August
                                -----------------------------
                           Name:   Thomas F. August
                                  ---------------------------
                           Title:   President and COO
                                   --------------------------
                           Date:   5/17/96
                                  ---------------------------

               PARTNERS:
               --------

               PPA:
               ---

               PRENTISS PROPERTY ACQUISITION, L.P.,
               a Delaware limited partnership

               By:  Prentiss Property Acquisition, Inc.,
                    a Delaware corporation, its general
                    partner


                    By:  /s/ Thomas F. August
                        -----------------------------------
                    Name:  Thomas F. August
                         ----------------------------------
                    Title:  President
                          ---------------------------------
                    Date:  May 17, 1996
                          ---------------------------------


               EXXON:
               -----

               The Bank of New York, as Custodian for AEtna Life Insurance Company under a separate account custody agreement dated as of August 13, 1986, and as Trustee under a master annuity trust fund agreement with EXXON CORPORATION, effective as of January 1, 1984

               By:  /s/  Richard J. Barry
                   -----------------------------------
               Name: Richard J. Barry
                    ----------------------------------
               Title: Vice President
                     ---------------------------------
               Date:   May 23, 1996
                     ---------------------------------


               IDAHO:
               -----

               PUBLIC EMPLOYEE RETIREMENT SYSTEM OF IDAHO

               By:   /s/ Alan H. Winkle
                   -----------------------------------
               Name:   Alan H. Winkle
                    ----------------------------------
               Title:   Director
                     ---------------------------------
               Date:   May 21, 1996
                     ---------------------------------

               AMERITECH:
               ---------

               By State Street Bank and Trust Company, as Trustee of AMERITECH PENSION TRUST


               By: /s/ S. Hunkeler
                   ------------------------------------
               Name: S. Hunkeler
                     ----------------------------------
               Title: Vice President
                      ---------------------------------
               Date: June 11, 1996
                     ----------------------------------


               AMERICAN:
               --------

               Nationsbank, N.A., as Trustee of THE AMERICAN AIRLINES, INC. MASTER FIXED BENEFIT TRUST


               By: /s/ Stephanie Drake
                   ------------------------------------
               Name: Stephanie Drake
                     ----------------------------------
               Title: Client Service Officer
                      ---------------------------------
               Date: May 20, 1996
                     ----------------------------------

                                 EXHIBIT INDEX


EXHIBIT A -    PARTNERS OF THE LIMITED PARTNERSHIP

EXHIBIT B -    PROPERTIES

EXHIBIT C -    APPRAISAL ENGAGEMENT LETTER

EXHIBIT D -    DEBT BALANCES, REPAYMENT SCHEDULE AND PREPAYMENT
               PENALTY CALCULATIONS

EXHIBIT E -    FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

EXHIBIT F -    ILLUSTRATIVE EXAMPLES OF PURCHASE PRICE ALLOCATION

EXHIBIT G -    IDENTITY OF PARTNERS, OFFICERS AND DIRECTORS

EXHIBIT H -    LEGAL OPINIONS

EXHIBIT I -    ASSIGNMENT OF INTERESTS AND ASSUMPTION AGREEMENT

EXHIBIT J -    REGISTRATION RIGHTS AGREEMENT

                                   EXHIBIT A

                      PARTNERS OF THE LIMITED PARTNERSHIP

PARTNERS OF THE LIMITED PARTNERSHIP                   PERCENTAGE INTERESTS
- -----------------------------------                   --------------------

PPA:
- ---

1.  Prentiss Property Acquisition, L.P., a                    2.5000%
    Delaware limited partnership
Referred to herein as "PPA"

SELLERS:
- -------

2.  The Bank of New York, as Custodian for                      39.0%
    Aetna Life Insurance Company under a
    separate account custody agreement
    dated as of August 13, 1986, and as
    Trustee under a master annuity trust
    fund agreement with EXXON CORPORATION,
    effective as of January 1, 1984
      Fiduciary address:
         5959 Las Colinas Boulevard
         Irving, Texas 75039-2296
         Attention:  J.E. Bayne
Referred to herein as "Exxon"

    With a copy to:

    Exxon Corporation
    5959 Las Colinas Boulevard
    Irving, Texas 75039-2296
    Attention:  Mr. Phil Dranse

3.  Public Employee Retirement System of Idaho              24.375%

    Statehouse
    Boise, Idaho 83720
    Attention:  Isabelle Fowler
Referred to herein as "Idaho"

4.  AMERITECH PENSION TRUST                                 24.375%
    State Street Bank and Trust
    Company as Trustee
    111 W. Monroe Street
    Chicago, Illinois 60603
    Attention:  Mr. John A. Roberts, Jr.
Referred to herein as "Ameritech"


                                      (i)

5.  The American Airlines, Inc. Master                        9.75%
    Fixed Benefit Trust
    Nationsbank, Trustee
    1201 Main Street
    32nd Floor
    P.O. Box 832222
    Dallas, Texas 75283-2222
    Attention:  Melissa Kirtley
Referred to herein as "American"


                                     (ii)

                                   EXHIBIT B

                                   PROPERTIES

         ========================================================
               Property Name                   Location
         --------------------------------------------------------
            Cumberland Office Park              Atlanta
         --------------------------------------------------------
           5307 East Mockingbird                Dallas
         --------------------------------------------------------
           Walnut Glen Tower                    Dallas
         --------------------------------------------------------
           8521 Leesburg Pike                Tysons Corner
         --------------------------------------------------------
           Kansas City Industrial             Kansas City
         --------------------------------------------------------
           Dallas Industrial Portfolio          Dallas
         --------------------------------------------------------
           Milwaukee Industrial Park           Milwaukee
         --------------------------------------------------------
           Baltimore Industrial                Baltimore
         ========================================================






                                      (i)

                                   EXHIBIT C

                          APPRAISAL ENGAGEMENT LETTER

                                   EXHIBIT D

                       DEBT BALANCES, REPAYMENT SCHEDULE
                      AND PREPAYMENT PENALTY CALCULATIONS


A.   Description of PPAP Debt

- -----------------------------------------------------------------------------------------------------

                                                                Interest
                                               Principal          Rate
                             Original              as             per           Maturity     Monthly
                            Face Value         of 4/30/96        Annum           Date        Payment
- -----------------------------------------------------------------------------------------------------

Leesburg*                      5,200,000        5,096,758           8.50%        9/1/99       41,872
Kansas City (KC)               9,500,000        9,500,000           8.75%        7/1/99       69,271
Milwaukee                     10,323,479       10,323,479          8.125%        5/1/00       69,899
Dallas/KC (Dallas)             6,900,000        6,900,000           8.30%       10/1/01       47,725
Walnut Green (WG)*            15,000,000       14,518,902           7.50%       1/31/01      110,849
                              ----------       ----------                                    -------
Total*                        46,923,479       46,339,139                                    339,616
- -----------------------------------------------------------------------------------------------------

* Principal values at the Closing Date will be determined by the amortization schedules of the loans.


B.   Methodology for Calculation of Prepayment Penalties

Leesburg has no prepayment penalty.

Prepayment Penalties
The Prepayment Penalty for each of KC, Milwaukee, and Dallas is the greater of 1% of the outstanding principal balance as of the Closing Date, or a Present Value Penalty as defined below. The Prepayment Penalty for WG is the greater of 1% of the outstanding principal balance as of the Closing Date multiplied by the quotient of the number of full and partial months remaining to the scheduled maturity date, divided by the number of full and partial months of the original maturity of the note, or a Present Value Penalty as defined below.

Present Value Penalty
The Present Value Penalty for each of KC, Milwaukee, and WG is determined by discounting on a monthly basis all scheduled payments of principal and interest which would have been due as of the Closing Date for the months remaining up to and including the scheduled maturity dates, utilizing appropriate Discount Rates as discussed below, and subtracting from the sums of those discounted payments the outstanding principal balances being prepaid.

The Present Value Penalty for Dallas is equal to the sum of the Semi-Annual Difference (SAD) multiplied by the Present Value Factor (PVF) plus $1,000. The SAD is equal to the product of the Semi-Annual Yield Differential (SAYD) multiplied by the outstanding principal balance on


                                      (i)
the Closing Date divided by two. The SAYD is equal to the difference between the Bond Equivalent Rate (BER) and the Discount Rate. In the event such difference is zero or less, the SAYD shall be deemed to be zero. The BER is computed as follows:

     2*[(1 + (Loan Interest Rate/12))6 - 1]


The PVF is computed as follows:

     [1/i] - [1/(i(1+i)n)]


For the purpose of computing the PVF:

i)   "i" is equal to one-half of the Discount Rate; and
ii) "n" is equal to the number of months left to the maturity of the Note divided by six (rounded up to the nearest whole number).


Discount Rates
The Discount Rates to be applied in the KC and Milwaukee calculations are the rates of the individual U.S. Treasury Bill/Note/Bond each having a maturity date closest to the scheduled maturity date of the notes, as reported in the Wall Street Journal on the fifth business day preceding the Closing Date, plus one hundred basis points, and converted to a monthly equivalent yield by dividing the annualized rate by 12. The Discount Rate to be applied in the WG calculation is determined the same way as for KC and Milwaukee except that there is not a one hundred basis point addition on top of the Treasury yield. The
   ---
Discount Rate to be applied in the Dallas calculation is determined the same way as for KC and Milwaukee except that the rate remains as an annual rate and is not converted to a monthly rate by dividing by 12 (the one hundred basis points
- ---
are still added on).

C.   Examples

Examples of Prepayment Penalty Calculation for KC Debt at 9/30/96 (same methodology applies for Milwaukee and a similar methodology applies to WG with the specific exceptions to formulas as noted above taken into account):



- ---------------------------------------------------------------------------------------------------------

                                                                                Monthly         Present
                                        Remaining      Treasury     Discount    Discount       Value of
                             Date       Payments         Rate         Rate       Rate           Payment
- ----------------------------------------------------------------------------------------------------------
                             10/1/96        69,271       6.26%       7.26%       0.605%           69,271
                             11/1/96        69,271       6.26%       7.26%       0.605%           68,854
                                  --            --         --          --           --                --
                              6/1/99        69,271       6.26%       7.26%       0.605%           57,116
                              7/1/99     9,569,271       6.26%       7.26%       0.605%        7,842,751
                                        ----------                                             ---------
Total                                   11,855,208                                             9,921,891
Principal Prepaid                                                                              9,500,000
                                                                                               ---------
Present Value Penalty                                                                            421,891
1% of Principal Prepaid                                                                           95,000
                                                                                               ---------
Prepayment Penalty (Max of previous two lines)                                                   421,891
- ----------------------------------------------------------------------------------------------------------



      Example of Prepayment Penalty Calculation for Dallas Debt at 9/30/96:
      -----------------------------------------------------------------------------------------------

           Line
        Reference            Calculation of              Formula              Value
      --------------------------------------------------------------------------------------
           (1)              Loan Interest Rate         per contract               8.30%
           (2)              BER                        per formula                8.44%
           (3)              Discount Rate              Treasury + 1%              7.44%
                                                                              ---------
           (4)              SAYD                       (2) - (3)                  1.00%
           (5)              Outstanding Principal      per contract           6,900,000
                                                                              ---------
           (6)             SAD                         (4)*(5)/2                 34,500
           (7)             Months Left to Maturity     per contract                  60
           (8)             PVF                         per formula               8.2241
                                                                              ---------
           (9)             Present Value Penalty       (6)*(8) + 1,000          284,731
           (10)            1% of Principal Prepaid     .01*(5)                   69,000
                                                                              ---------
           (11)            Prepayment Penalty          Max of (9) and (10)      284,731
      --------------------------------------------------------------------------------------

                                     (iii)

                                   EXHIBIT E

                  FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

     THIS ASSIGNMENT AND ASSUMPTION AGREEMENT, made as of the ___ day of 1996 ("Agreement"), between ____________________, a __________________ ("Assignor"),
and _______________________, a ________________________ ("Assignee"), recites and provides as follows:

A. A Purchase Agreement, dated May __, 1996 (the "Purchase Agreement"), has been executed between Prentiss Properties Limited, Inc., a Delaware corporation ("PPL"), and the partners of Prentiss Properties Acquisition Partners, L.P., a Delaware limited partnership (collectively, "Partners").

B. The Purchase Agreement permits Assignor to assign its interest in the Purchase Agreement, subject to the terms thereof.

C. The Assignor has agreed to assign its interests in the Purchase Agreement to Assignee, and the Assignee has agreed to accept such assignment and assume the Assignee's obligations under the Purchase Agreement, on the terms and conditions set forth therein and herein.

     NOW, THEREFORE, in consideration of the mutual promises contained herein, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledge, it is agreed as follows

     1. Assignor hereby transfers, grants, bargains, sells, conveys, assigns and delivers to Assignee, and Assignee hereby accepts and assumes, all of Assignor's rights, interests and obligations in, to and under the Purchase Agreement.

     2. Assignee hereby makes, for the benefit of each of the Partners, each of the representations and warranties set forth in paragraph 5 of the Purchase Agreement, which are incorporated herein by reference as if set forth in full, except as follows: __________________________ [modifications may include only those necessary to reflect accurately the form and domicile of Assignee and the execution of this Agreement]

     3. Assignee agrees to assume, perform and be bound by each and every term, covenant, and condition of the Purchase Agreement applicable to PPL as if the Assignee were named in addition to PPL in each instance.

     4. As provided in the Purchase Agreement, this Agreement does not release, or novate any duty, obligation or liability of PPL under the Purchase Agreement, and PPL remains directly and primarily responsible therefor in addition to Assignee.

     5. Assignor and Assignee have jointly provided each Partner with notice and a copy of this Agreement.

                                      (i)

     IN WITNESS WHEREOF, the Assignor and the Assignee have executed this Agreement as of the date first written above.

                                         ASSIGNOR:

                                         ______________________

                                         ______________________


                                         ASSIGNEE:

                                         ______________________

                                         ______________________






                                     (ii)

                                   EXHIBIT F

               ILLUSTRATIVE EXAMPLE OF PURCHASE PRICE ALLOCATION

                                   EXHIBIT G

                  IDENTITY OF PARTNERS, OFFICERS AND DIRECTORS

PRENTISS PROPERTY ACQUISITION, L.P.

General Partner:
- ---------------

Prentiss Property Acquisition, Inc.

Limited Partners:
- ----------------

     Class A:

     Michael V. Prentiss
     Prentiss Credit Shelter (MVP) Trust, Dennis J. DuBois,
       Trustee

     Class B:

     Michael V. Prentiss
     Thomas F. August
     Dennis J. DuBois

                                   EXHIBIT H

                                 LEGAL OPINION

                                         1996
                          ----------- --


The Exxon Annuity Trust
Public Employee Retirement System of Idaho
Ameritech Pension Trust
The American Airlines, Inc. Master
Fixed Benefit Trust
  c/o The Exxon Annuity Trust
     5959 Las Colinas Boulevard
      Irving, Texas 75039-2296
     Attention:  Mr. Phil Dranse


                 Sale of Partnership Interests by PPAP Partners
                 ----------------------------------------------

Gentlemen:

     We have acted as counsel for                               ,  Inc., a
                                  ------------------------------
                  (the "Company"), in connection with the Company's acquisition
- -----------------
of the partnership interests of The Exxon Annuity Trust, Public Employee Retirement System of Idaho, Ameritech Pension Trust and The American Airlines, Inc. Master Fixed Benefit Trust (collectively, the "Sellers") in Prentiss Properties Acquisition Partners, L.P., a Delaware limited partnership (the "Partnership"), under the Purchase Agreement, dated as of April __, 1996 (the "Purchase Agreement"), among the Sellers, Prentiss Property Acquisition, L.P., a Delaware limited partnership ("PPA"), and Prentiss Properties Limited, Inc., a Delaware corporation ("PPL").

     The Company has succeeded to the rights of PPL under the Purchase Agreement. We understand that the Company intends to (a) conduct an initial public offering of its Common Shares and (b) fund the purchase of the Sellers' partnership interests in the Partnership under the Purchase Agreement in part with issuances of common shares of the Company ("Shares") and in part with cash proceeds from the initial public offering.

     Our opinion is being delivered at the Company's request pursuant to paragraph 6(b)(iii) of the Purchase Agreement.

     In this connection, we have examined:

                                      (i)

The Exxon Annuity Trust
Public Employee Retirement System of Idaho
Ameritech Pension Trust
The American Airlines, Inc. Master
 Fixed Benefit Trust
                   , 1996
- -------------  ----
Page
    ----

        (1)  The Purchase Agreement;

        (2) The Certificate of Limited Partnership of the Partnership on file in the Office of the Secretary of State of the State of Delaware, certified by the Office of the Secretary of State of the State of Delaware;

        (3)  Signed copies of

             a. the Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of July 13, 1990;

             b. the First Amendment to Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of July 13, 1990; and

             c. the Second Amendment to Amended and Restated Agreement of Limited Partnership of the Partnership dated January 11, 1991;

             d. the Third Amendment to Amended and Restated Agreement of Limited Partnership of the Partnership dated May 20, 1993;

             The four documents described above are herein collectively referred to as the "Partnership Agreement."

        (4) copies of the Company's [organizational documents most recently filed with the appropriate authority in the jurisdiction of domicile], certified by the [authority];

        (5) a copy of the Company's Bylaws, certified by [a senior executive officer] of the Company;

        (6) The Certificate of Limited Partnership of PPA on file in the Office of the Secretary of State of the State of Delaware, certified by the Office of the Secretary of State of the State of Delaware;

                                     (ii)

The Exxon Annuity Trust
Public Employee Retirement System of Idaho
Ameritech Pension Trust
The American Airlines, Inc. Master
 Fixed Benefit Trust
                   , 1996
- -------------------
Page
    ----

        (7)  A signed copy of the [Partnership Agreement] of PPA, dated as of
                          , 199  ;
             -------------     --

        (8) The Certificate of Incorporation of Prentiss Properties Acquisition, Inc., a Delaware corporation (the "PPA General Partner"), on file in the Office of the Secretary of State of the State of Delaware, certified by the Office of the Secretary of State of the State of Delaware; and

        (9) a copy of the Bylaws of the PPA General Partner, certified by [a senior executive officer] of the PPA General Partner.

          We also have reviewed the corporate and partnership proceedings of the Company, the Partnership, PPA and the PPA General Partner, and such other records and documents as we have considered necessary for the purposes of this opinion.

          For purposes of the opinions expressed below, we have assumed the (i) authenticity of all documents submitted to us as originals, (ii) conformity to the originals of all documents submitted as photostatic copies and the authenticity of the originals, (iii) due authorization, execution and delivery of all documents by all parties and the validity and binding effect thereof (other than the authorization, execution and delivery of documents by the Company and the validity and binding effect thereof on the Company), and (iv) the genuineness of all signatures.

          As to factual matters, we have relied on representations included in the Purchase Agreement [and other agreements or instruments executed by the parties, if any], on the certificates of officers of the Company and the PPA General Partner attached as Exhibit A and on certificates of public officials.
                            ---------

          Based on the foregoing and such other information and documents as we have considered necessary for the purposes hereof, we are of the opinion that:

                                     (iii)

The Exxon Annuity Trust
Public Employee Retirement System of Idaho
Ameritech Pension Trust
The American Airlines, Inc. Master
 Fixed Benefit Trust
                   , 1996
- -------------------
Page
    ----

          (i) all conditions and requirements under the Purchase Agreement and Partnership Agreement with respect to the transfer of each Seller's partnership interest in the Partnership under the Purchase Agreement have been satisfied;

          (ii) the sale of each Seller's partnership interest in the Partnership under the Purchase Agreement is exempt from the registration requirements of the Securities Act of 1933, as amended; and

          (iii) the sale of each Seller's partnership interest in the Partnership under the Purchase Agreement is exempt from the registration requirements of the State of Texas.

     In rendering the opinions in paragraph (ii) and (iii), we have assumed that the Sellers' have offered their respective partnership interests in the Partnership only to the Company.

     With respect to the matters set forth in paragraph (i) above, we have relied solely upon the Delaware Revised Limited Partnership Act and the Delaware General Business Law. The opinion in paragraph (iii) above is based upon an examination of the statutes and regulations of the State of Texas in the latest unofficial compilations. The opinion is subject to the broad discretionary powers of securities commissioners or other authorized officials to, among other things, withdraw or deny the exempt status accorded by statute to particular classes of securities or transactions, to impose additional requirements, to require additional information, and to issue stop orders or to deny, withdraw, revoke or suspend permits or registrations where such have been granted.

     Our opinion is rendered as of the date hereof and we do not undertake to advise you of any changes in the opinions expressed herein from matters that may hereafter arise or be brought to our attention.

     No one but the Sellers is entitled to rely on this opinion without our prior written consent.

                     Very truly yours,

                                     (iv)

07652/02151










                                      (v)

                                                                     EXHIBIT A-1

                             Officer's Certificate

          The undersigned,              ,              of
                           -------------  ------------
                                  , a          corporation (the "Company"),
- ----------------------------------    --------
hereby certifies to Hunton & Williams that he has been duly elected, qualified and is acting in such capacity and that, as such, he is familiar with the facts herein certified and is duly authorized to certify the same, and hereby further certifies, that

          1.  Attached as Exhibit A is true and correct copy of the Bylaws of
                          ---------
the Company as in full force and effect on the date hereof, and no amendment or other modification affecting such Bylaws has been authorized or executed other than as shown in such Exhibit A.
                      ---------

          2.  Attached as Exhibit B are resolutions of the Board of Directors of
                          ---------
the Company ("Resolutions") adopted on              , 1996 authorizing the
                                       --------- ---
Company to (i) execute and deliver an Assignment of Interest and Assumption Agreement between the Company and Prentiss Properties Limited, Inc., a Delaware
corporation ("PPL"), relating to the Purchase Agreement, dated as of April   ,
                                                                           --
1996 (the "Purchase Agreement"), among The Exxon Annuity Trust, Public Employee Retirement System of Idaho, Ameritech Pension Trust and The American Airlines, Inc. Master Fixed Benefit Trust (collectively, "Sellers"), PPA and PPL and
(ii) thereafter perform PPL's obligations under the Purchase Agreement.

          3. The Resolutions were duly approved by each of the directors of the Company in accordance with Delaware law and the Articles of Incorporation and Bylaws of the Company. The Resolutions have not been repealed or amended and are in full force and effect. Each person approving the Resolutions was, and at all times since the date of the Resolutions has been, a duly elected and incumbent member of the Board of Directors.

          4. The Company is acquiring the interests of the Sellers in the Partnership under the Purchase Agreement for investment purposes only and not with a view toward distribution.

          5. The Company is, or at the time of the Closing under the Purchase Agreement will be, an "accredited investor" as defined Regulation D promulgated under the Securities Act of 1933, as amended.

                                      (i)

          IN WITNESS WHEREOF, the undersigned has hereunto set his hand in the
capacities set forth above as of the       day of           1996.
                                     -----        ---------

                                   By:
                                       ----------------------

                                     (ii)

                                                                     EXHIBIT A-2


                             Officer's Certificate

          The undersigned,              ,              of Prentiss Properties
                           -------------  ------------
Acquisition, Inc., a Delaware corporation (the "Company"), hereby certifies to Hunton & Williams that he has been duly elected, qualified and is acting in such capacity and that, as such, he is familiar with the facts herein certified and is duly authorized to certify the same, and hereby further certifies, that

          1. The Company is the sole general partner of Prentiss Property Acquisition, L.P., a Delaware limited partnership ("PPA").

          2. PPA is the sole general partner of Prentiss Properties Acquisition Partners, L.P., a Delaware limited partnership (the "Partnership").

          3.  Attached as Exhibit A is true and correct copy of the Bylaws of
                          ---------
the Company as in full force and effect on the date hereof, and no amendment or other modification affecting such Bylaws has been authorized or executed other than as shown in such Exhibit A.
                      ---------

          4.  Attached as Exhibit B is a complete and correct copy of the
                          ---------
actions taken by written consent ("Consent") of the Board of Directors of the
Company dated April    , 1996 authorizing PPA to (i) execute and deliver and
                    ---
perform its obligations under the Purchase Agreement, dated as of April   , 1996
                                                                       ---
(the "Purchase Agreement"), among The Exxon Annuity Trust, Public Employee Retirement System of Idaho, Ameritech Pension Trust and The American Airlines, Inc. Master Fixed Benefit Trust, PPA, and Prentiss Properties Limited, Inc., a Delaware corporation and (ii) consent to the transfer of the Sellers' interests in Prentiss Properties Acquisition Partners, L.P., a Delaware limited partnership under the Purchase Agreement and take all action necessary to further evidence such consent.

          5. The resolutions adopted in the Consent were duly adopted and the Consent was duly executed by each of the directors of the Company, all in accordance with Delaware law and the Articles of Incorporation and Bylaws of the Company. The resolutions adopted in the Consent have not been repealed or amended and are in full force and effect. Each person executing the Consent was, and at all times since the date of the Consent has been, a duly elected and incumbent member of the Board of Directors.

                                      (i)

       6.  Attached hereto as Exhibit C are complete and correct copies of
                                 ---------
the

           a. the Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of July 13, 1990;

           b. the First Amendment to Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of July 13, 1990; and

           c. the Second Amendment to Amended and Restated Agreement of Limited Partnership of the Partnership dated January 11, 1991; and

           d. the Third Amendment to Amended and Restated Agreement of Limited Partnership of the Partnership dated May 20, 1993;

       IN WITNESS WHEREOF, the undersigned has hereunto set his hand in the
capacities set forth above as of the       day of           1996.
                                     -----        ---------

                                       By:
                                            ----------------------

                                     (ii)

                                   EXHIBIT I

                ASSIGNMENT OF INTEREST AND ASSUMPTION AGREEMENT






                                     (iii)

                ASSIGNMENT OF INTEREST AND ASSUMPTION AGREEMENT
                -----------------------------------------------


          THIS ASSIGNMENT made as of the       day of             , 1996, by and
                                         -----        ------------
between                      ("Assignor"), and Prentiss Properties Limited,
        --------------------
Inc., a Delaware corporation ("Assignee") provides:

          THAT Assignor, for and in consideration of the payment by Assignee of $10.00 to Assignor and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does hereby sell, transfer, assign, convey and deliver to Assignee, and Assignee hereby accepts and assumes all of Assignor's right, title and interest in and to the limited partnership interest (the "Interest") in Prentiss Properties Acquisition Partners, L.P., a Delaware limited partnership (the "Partnership"), which is presently registered in the name of Assignor pursuant to that certain Amended and Restated Agreement of Limited Partnership dated as of July 13, 1990, as amended by the First, Second and Third Amendments to Amended and Restated Agreement of Limited Partnership, dated as of July 13, 1990, January 11, 1991 and May 20, 1993, respectively, (as amended, the "Partnership Agreement").

          Assignor hereby certifies that the representations and warranties made by Assignor in paragraph 4 of the Purchase Agreement, dated May ___, 1996, among Assignor and certain other parties (the "Purchase Agreement"), subject to any modifications made pursuant to paragraph 6(a)(ii)(B) of the Purchase Agreement, are true and correct in all material respects as of the date hereof with the same force and effect as though such representations and warranties had been made at and as of the date of this Assignment, and shall survive the Closing as set forth in Section 9 of the Purchase Agreement.

          Assignee hereby certifies that the representations and warranties made by Assignee in paragraph 5 of the Purchase Agreement, dated May ___, 1996, among Assignor, Prentiss Properties Limited, Inc. and certain other parties (the "Purchase Agreement"), are true and correct in all material respects as of the date hereof with the same force and effect as though such representations and warranties had been made at and as of the date of this Assignment, and shall survive the Closing as set forth in Section 9 of the Purchase Agreement.

          Assignee hereby certifies that it has complied with all agreements, satisfied all conditions and performed all obligations which were required on its part to be complied with, satisfied or performed at or prior to the date hereof under the terms of the Purchase Agreement.

                                      (i)

          Effective upon the execution and delivery of this Assignment, Assignor hereby ceases to be a partner of the Partnership and Assignee hereby accepts the assignment of the Interest and any and all liabilities and obligations associated therewith.

          IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment of Interest and Assumption Agreement to be executed by their authorized representatives, all as of the day and year first above written.

                              ASSIGNOR:
                              --------

                              ------------------------------

                              ------------------------------

                              By:
                                  --------------------------

                              Title:
                                     -----------------------

                              ASSIGNEE:
                              --------

                              ------------------------------

                              ------------------------------
                              By:
                                  --------------------------
                              Title:
                                     -----------------------

          The undersigned hereby acknowledges on behalf of the Partnership that Assignor has ceased to be a partner of the Partnership as of the effective date of this Assignment and approves the admission of Assignee as a partner of the Partnership in place of Assignor.

                              Prentiss Property Acquisition, L.P.,
                               sole general partner of Prentiss
                          Property Acquisition Partners, L.P.

                              By:  Prentiss Property Acquisition,
                                    Inc., its sole general partner


                                By:
                                     -------------------------
                              Its:


                                     (ii)

                                   EXHIBIT J

                         REGISTRATION RIGHTS AGREEMENT







                                     (iii)

                              REGISTRATION RIGHTS


          REGISTRATION RIGHTS AGREEMENT, dated as of         , 1996 between PPL
REIT, a                   (the "Company") and [American Airlines, Inc. Master
Fixed Benefit Trust] [Ameritech Pension Trust] [Public Employee Retirement System of Idaho].

          This Agreement is made pursuant to the Purchase Agreement dated of even date herewith (the "Purchase Agreement") by and among the Company, the Investor and the other partners of Prentiss Properties Acquisition Partners, L.P. (the "Limited Partnership") identified therein. In order to induce the Investor to exchange its interest in the Limited Partnership, the Company has agreed to provide the registration rights set forth in this Agreement to the Investor.

          References herein to rules, regulations and forms promulgated by the Securities and Exchange Commission (the "Commission") shall include rules, regulations and forms succeeding to the functions thereof, whether or not bearing the same designation.

          1.  Definitions.  The following terms, as used herein, have the
              -----------
following meanings (all terms defined herein in the singular to have the correlative meanings when used in the plural and vice versa):

          "Affiliate" means (i) when used with reference to any partnership, any Person that, directly or indirectly, owns or controls 10% or more of either the capital or profit interests of such partnership or is a partner of such partnership or is a Person in which such partnership has a 10% or greater direct or indirect equity interest and (ii) when used with reference to any corporation, any Person that, directly or indirectly owns or controls 10% or more of the outstanding voting securities of such corporation or is a person in which such corporation has a 10% or greater direct or indirect equity interest. In addition, the term "Affiliate," when used with reference to any Person, shall also mean any other Person that, direct or indirectly, controls or is controlled by or is under common control with such Person. As used in the preceding sentence, (A) the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the entity referred to, whether through ownership of voting securities, by contract or otherwise and (B) the terms "controlling" and "controls" shall have meanings correlative to the foregoing. Notwithstanding the foregoing, the Company will be deemed not to be an Affiliate of American, Ameritech or Idaho.

                                      (i)

          "Agreement" means this Registration Rights Agreement, as the same shall be amended, modified or supplemented from time to time.

          "American" means American Airlines, Inc. Master Fixed Benefit Trust.

          "Ameritech" means Ameritech Pension Trust.

          "Closing" means the consummation of the Company's initial public offering of Company Common Shares.

          "Commercially Reasonable Efforts" means, when used with respect to any obligation to be performed or term or provision to be observed hereunder, such efforts as a prudent Person seeking the benefits of such performance or action would make, use, apply or exercise to preserve, protect or advance its rights or interests, provided, that such efforts do not require such Person to incur a material financial cost or a substantial risk of material liability unless such cost or liability (i) would customarily be incurred in the course of performance or observance of the relevant obligation, term or provision, (ii) is caused or would be caused by or results from the wrongful act or negligence of the Person whose performance or observance is required hereunder or (iii) is not or would not be excessive or unreasonable in view of the rights or interests to be preserved, protected or advanced. Such efforts may include, without limitation, the expenditure of such funds and retention by such Person of such accountants, attorneys or other experts or advisors as may be necessary or appropriate to effect the relevant action; the undertaking of any special audit or internal investigation that may be necessary or appropriate to effect the relevant action; and the commencement, termination or settlement of any action, suit or proceeding involving such Person to the extent necessary or appropriate to effect the relevant action.

          "Commission" means the Securities and Exchange Commission.

          "Company Common Shares" means the Common [shares of beneficial interest] of [PPL REIT].

          "Eligible Holders" means any of American, Ameritech or Idaho for as long as each may retain respective rights under this Agreement.

          "Idaho" means Public Employee Retirement System of Idaho.

          "Registrable Shares" shall mean all shares of the Company Common Shares issued to the Investor or any other

                                     (ii)

Eligible Holder pursuant to the Purchase Agreement dated May , 1996, between the Company and the partners of Prentiss Properties Acquisition Partners, L.P., a Delaware limited partnership.

          "Lockup Period" shall mean 365-day period from the closing date of the Company's initial public offering of Common Shares.

          "Material Adverse Change" means (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market in the United States of America, (ii) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States of America, (iii) the commencement of a war, armed hostilities or other international or national calamity involving the United States of America, (iv) any limitation (whether or not mandatory) by any governmental authority on, or any other event which materially affects the extension of credit by banks or other financial institutions, (v) any material adverse change in the Company's business, condition (financial or otherwise) or prospects or (vi) a 15% or more decline in the Dow Jones Industrial average or the Standard and Poor's Index of 400 Industrial Companies, in each case from the date a Notice of Demand is made.

          "Person" means a natural person, a corporation, a partnership, a trust, a joint venture, any regulatory authority or any other entity or organization.

          "Registration Expenses" means all expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation,
(i) all registration, filing, securities exchange listing and National Association of Securities Dealers fees, (ii) all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws of all jurisdictions in which the securities are to be registered and any legal fees and expenses incurred in connection with the blue sky qualifications of Registrable Shares and the determination of their eligibility for investment under the laws of all such jurisdictions, (iii) all word processing, duplicating, printing, messenger and delivery expenses incurred by the Company, (iv) the fees and disbursements of counsel for the Company and of its independent public accountants, (v) any fees and disbursements of underwriters customarily paid by issuers or sellers of securities (but excluding underwriting discounts and commissions and transfer taxes, if any, relating to Registrable Shares being registered) and fees and expenses of other persons retained or employed by the Company.

          2.  Shelf Registration.  The Company agrees to file with the
              ------------------
Commission a shelf registration statement under Rule 415 of

                                     (iii)
the Securities Act of 1933, as amended (the "1933 Act"), with respect to the resale by the Eligible Holders of all of their Registrable Shares ("Shelf Registration"). The Company will use its best efforts to have the Shelf Registration declared effective under the Securities Act no later than the first anniversary of the Closing to permit resales in accordance with the method or methods of disposition specified by the Eligible Holders to the Company in writing, including but not limited to open market transactions and block transfers, and to keep the Shelf Registration (or a successor shelf registration statement) continuously effective until the earlier of (i) the date when all of the Registrable Shares covered thereby are sold or (ii) the date on which all of the holders, pursuant to Rule 144(k) under the Securities Act, may sell the Registrable Shares without registration under the Securities Act (the "Registration Period"). The Company shall supplement or make amendments to the Shelf Registration, if required by the 1933 Act or the rules or regulations promulgated thereunder.

          3.  Piggyback Registration.
              ----------------------

          3.1  Notice.  Subject to any limitations set forth herein, if at any
               ------
time after the Lockup Period the Company proposes to register any of the Company Common Shares under the 1933 Act in connection with the public offering of such securities solely for cash on a form that would also permit the registration of the Registrable Shares, the Company shall, each such time, promptly give Investor written notice of such determination. Upon the written request of Investor, given within 10 days after mailing of any such notice by the Company, the Company shall use its best efforts to cause to be registered under the 1933 Act and sold in the public offering all of the Registrable Shares that Investor and any other Eligible Holder have requested be registered.

          3.2  Priority in Piggyback Registrations.  If (i) a registration
               -----------------------------------
pursuant to this Section 3 involves an underwritten offering of the securities being registered, whether or not for sale for the account of the Company, to be distributed (on a firm commitment basis) by or through one or more underwriters of nationally recognized standing under underwriting terms customary for such a transaction and (ii) the managing underwriter of such underwritten offering shall inform the Company and the Investor and any other participating Eligible Holder of its belief that in its opinion the amount of securities requested to be included in such registration exceeds the amount which can be sold in (or during the time of) the offering within a price range acceptable to the Company, then the Company shall include in such registration such amount of securities which the Company is so advised can be sold in (or during the time of) such offering at such price range as follows: first, all securities proposed by the Company to be sold for its own account; and second, such

                                     (iv)

Registrable Shares requested to be included in such registration by Investor (or its transferees or any other Eligible Holder or its transferees or any of their respective Affiliates pro rata on the basis of the amount of such securities so requested to be included in such registration statement by such parties.

          3.3  Obligations of the Company.  Whenever required under Section 3
               ---------------------------
of this Agreement to effect the registration of any Registrable Shares, the Company shall, as expeditiously as reasonably possible:

               (a) prepare and file with the Commission a registration statement with respect to such Registrable Shares and use Commercially Reasonable Efforts to cause such registration statement to become and remain effective for the earlier of three (3) months or the completion of the distribution of the securities covered by such registration statement.

               (b) prepare and file with the Commission such amendments, supplements, exhibits to and other materials incorporated by reference into such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement;

               (c) furnish to the holders of Registrable Shares such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the 1933 Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Stock owned by them; and

               (d) use Commercially Reasonable Efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably appropriate for the distribution of the securities covered by the registration statement, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, and further provided that if any jurisdiction in which the securities shall be qualified shall require that expenses incurred in connection with the qualification of the securities in that jurisdiction be borne by selling shareholders, then such expenses shall be payable by selling shareholders pro rata, to the extent required by such jurisdiction.

                                      (v)

               (e) use Commercially Reasonable Efforts to list the Registrable Securities on each national securities exchange or quotation system on which the Common Stock is then listed, if the listing of such securities is then permitted under the rules of such exchange or quotation system;

               (f) (i) furnish to the Investor a reliance letter of counsel for the Company, permitting the Investor to rely on the opinion of such counsel given to the underwriters pursuant to the underwriting agreement executed in connection with the registration of the Registrable Securities (or, in lieu of a reliance letter, such opinion of counsel addressed to the Investor), and (ii) upon the Investor's request, use all reasonable efforts to furnish the Investor with a "comfort letter" signed by the Company's independent public accountants covering substantially the same matters with respect to such registration statement (and the prospectus included therein) as are being furnished to the underwriters pursuant to the underwriting agreement executed in connection with the registration of the Registrable Securities; and

               (g) notify the Investor immediately upon the happening of any event as a result of which a prospectus included in a registration statement, relating to a registration pursuant to Article 2 or 3 hereof, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at the request of the Investor prepare and furnish to the Investor as many copies of a supplement to or an amendment of such prospectus as the Investor reasonably request so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     4.  Investor's obligation to furnish information.  It shall be a condition
         ---------------------------------------------
precedent to the obligations of the Company to take any action pursuant to this Agreement that the Investor shall furnish to the Company such information regarding it and the Registrable Shares held by it and, with respect to the registration described in Section 2, the intended method of disposition of such securities as the Company shall reasonably request and as shall be required in connection with the action to be taken by the Company.

     5.  Registration Terms and Procedures.
         ----------------------------------

                                     (vi)

     5.1  Registration Expenses.  The Company will pay all Registration Expenses
          ---------------------
incurred in connection with a registration of Registrable Shares to be effected hereunder.

     5.2  Withdrawal.  Investors or any other Eligible Holder participating in a
          ----------
registration pursuant to this Agreement shall be permitted to withdraw all or part of its Registrable Shares from such registration at any time prior to the effective date of the registration statement covering such securities.

     6.  Underwriting Requirements.  The Company shall not be required to
         --------------------------
include any of the Registrable Shares in a registration under Section 3 unless the Investor accepts the terms of the proposed underwriting, including the underwriting agreement, as agreed upon between the Company and the underwriters.

     7.  Delay of Registration.  No holders of Registrable Shares shall have
         ----------------------
any right to take any action to restrain, enjoin or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of these Registration Rights.

     8.  Indemnification.  In the event any shares of Registrable Shares are
         ----------------
included in a registration statement under these registration rights,

         (a) to the extent permitted by law, the Company will indemnify and hold harmless Investor or other Eligible Holder requesting or joining in a registration, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading or arise out of any violation by the Company of any rule or regulation promulgated under the 1933 Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration; and will reimburse Investor or each Eligible Holder for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this
     Section 8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such

                                     (vii)
     settlement is effected by the Investor without the consent of the Company (which consent shall not be unreasonably withheld) nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such registration statement, preliminary prospectus, final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Investor;

         (b) to the extent permitted by law, each Investor and any other Eligible Holder requesting or joining in a registration will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the 1933 Act and each agent and any underwriter for the Company (within the meaning of the 1933 Act) against any losses, claims, damages or liabilities to which the Company or any such director, officer, controlling person, agent or underwriter may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by such holder expressly for use in connection with such registration; and each such holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, agent or underwriter in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such holder (which consent shall not be unreasonably withheld); and

         (c) promptly after receipt by an indemnified party under this paragraph of notice of the commencement of any

                                    (viii)
     action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this paragraph, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to his ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this paragraph, but the omission so to notify the indemnifying party will not relieve him of any liability that he may have to any indemnified party otherwise than under this paragraph.

     9.  Termination of the Company's Obligations.  The Company shall have no
         -----------------------------------------
obligations pursuant to Section 3 with respect to any request or requests made by Investor five years after the Closing.

     10.  Reports Under Securities Exchange Act of 1934.  With a view to making
          ----------------------------------------------
available to the holders of Registrable Shares the benefits of Rule 144 promulgated under the 1933 Act and any other rule or regulation of the Commission that may at any time permit a holder to sell securities of the Company to the public without registration, the Company agrees to use its Commercially Reasonable Efforts to:

          (a) make and keep public information available, as those terms are understood and used in Rule 144(c)(or any successor rule), at all times subsequent to 90 days after the effective date of the first registration statement covering an underwritten public offering filed by the Company;

          (b) file with the Commission in a timely manner all reports and other documents required of the Company under the 1933 Act and the Securities Exchange Act of 1934, as amended (the "1934 Act"); and

          (c) furnish to any holder so long as such holder owns any of the Registrable Shares forthwith upon request a written statement by the Company that it has complied with the reporting requirements of Rule 144 (or any successor rule) (at any time after 90 days after the effective date of said first registration statement filed by the Company), and of the 1933 Act and the 1934 Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company

                                     (ix)
     as may be reasonably requested in availing any holder of any rule or regulation of the Commission permitting the selling of any such securities without registration.

     11.  Lockup Agreement.  In consideration for the Company agreeing to its
          -----------------
obligations under this Agreement, the Investor agrees in connection with any registration of the Company's securities with respect to which it has piggyback rights under Section 3, upon the request of the Company or the underwriters managing any underwritten offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of or otherwise dispose of any Registrable Shares (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as the Company or the underwriters may specify.

     12.  Transfer of Registration Rights.  The registration rights of the
          --------------------------------
Investor with respect to the Registrable Shares hereunder may be transferred to any transferee who acquires at least 20% of the then outstanding Registrable Shares held by Investor; provided, however, that the Company is given written notice by the Investor at the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which the rights under these registration rights are being assigned.

     13.  Amendments and Waivers.  This Agreement may be amended, supplemented
          ----------------------
or modified at any time; provided that each of (i) the Investor, (ii) all other Eligible Holders and (iii) the Company has provided its written consent to such amendment, supplement or modification. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same term or condition of this Agreement on any future occasion.

     14.  Entire Agreement.  This Agreement supersedes all prior discussions and
          ----------------
agreements between the parties with respect to the subject matter hereof and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

     15.  Nominees for Beneficial Owners.  In the event that any Registrable
          ------------------------------
Shares is held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election, be treated as the holder of such Registrable Shares for purposes of

                                      (x)
any request or other action by any Eligible Holder pursuant to this Agreement or any determination of any amount of shares of Registrable Shares held by any Eligible Holder of Registrable Shares contemplated by this Agreement. If the beneficial owner of any Registrable Shares so elects, the Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Shares. For purposes of this Agreement, "beneficial ownership" and "beneficial owner" refer to beneficial ownership as defined in Rule 13d-3 without regard to the 60-day provision in paragraph (d)(1)(i) thereof) under the 1934 Act.

     16.  Notices.  All notices, requests and other communications hereunder
          -------
must be in writing and will be deemed to have been duly given only if (i) delivered personally, (ii) by facsimile transmission, (iii) by electronic mail at the electronic addresses, if any, provided below, (iv) by UPS Next Day Air, Federal Express or other nationally recognized courier service or (v) mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

                               If to the Company, to:

                               [PPL REIT]
                               1717 Main Street
                               Suite 5000
                               Dallas, Texas  75201

                               with a copy to:

                               Hunton & Williams
                               951 E. Byrd Street
                               Riverfront Plaza, East Tower
                               Richmond, Virginia 23219-4074
                               Attention:  Mark A. Murphy, Esq.

                               If to Investor, to:

                               ____________________________________
                               ____________________________________
                               ____________________________________
                               ____________________________________

                               and to:

                               ____________________________________
                               ____________________________________
                               ____________________________________
                               ____________________________________


                               with a copy to:

                                     (xi)

                                ____________________________________
                                ____________________________________
                                ____________________________________
                                ____________________________________

     17.  Descriptive Headings.  The descriptive headings of the several
          --------------------
sections and paragraphs of this Agreement are inserted for convenience of reference only and do not define or limit the provisions hereof or otherwise affect the meaning hereof.

     18.  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN
          -------------
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

                                     (xii)

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.


                                  [PPL REIT]


                                  By:  ______________________________
                                       Name:
                                       Title:

                                  [Investor]


                                  By:  ______________________________
                                       Name:
                                       Title:

                                    (xiii)